NBD BANCORP, INC.
- -----------------

CONSOLIDATED BALANCE SHEET
(in thousands except share data)

                                     ASSETS
                                                               DECEMBER 31
                                                               -----------
                                                           1994          1993
                                                           ----          ----

Cash and Due From Banks                                 $ 2,587,007   $ 2,405,694
Interest-Bearing Deposits                                   630,688       722,109
Federal Funds Sold and Resale Agreements                    399,725       282,481
Trading Account Securities                                  122,135       109,637
Investment Securities (Note 4):
  Available-for-Sale (At Fair Value)                      4,814,252     3,784,384
  Held-to-Maturity (Fair Value of $7,381,476 and
  $7,017,903, respectively)                               7,608,713     6,607,409
                                                        ------------  -----------
                                                         12,422,965    10,391,793
                                                        ------------  -----------
Loans and Leases (Net of Unearned Income of $171,207
  and $140,412, respectively):
  Commercial                                             15,525,645    13,794,714
  Real Estate Construction                                  817,452       789,248
  Residential Mortgage                                    3,351,840     2,560,539
  Mortgages Held For Sale                                    30,171       255,902
  Consumer                                                7,667,907     6,758,171
  Lease Financing                                           363,200       284,805
  Foreign                                                 1,473,449     1,107,413
                                                        ------------  -----------
                                                         29,229,664    25,550,792
Allowance For Possible Credit Losses (Note 5)              (435,051)     (423,030)
                                                         ----------    ----------
                                                         28,794,613    25,127,762
                                                        ------------  -----------
Net Premises and Equipment (Note 6)                         630,357       634,541
Customers' Liability on Acceptances                         193,866       172,171
Other Assets                                              1,329,777       929,717
                                                        ------------  -----------
      TOTAL ASSETS                                      $47,111,133   $40,775,905
                                                        ============  ===========

   The accompanying notes are an integral part of the financial statements.

                     LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                      DECEMBER 31
                                                                      -----------
                                                                   1994          1993
                                                                   ----          ----

Deposits:
  Demand (Non-Interest Bearing)                                 $6,731,050     $6,667,958
  Savings                                                        7,679,922      8,051,337
  Money Market Accounts                                          4,959,816      5,561,573
  Time                                                           8,055,429      7,474,234
  Foreign Office                                                 5,803,224      2,066,005
                                                               -----------    -----------
                                                                33,229,441     29,821,107
                                                               -----------    -----------
Short-Term Borrowings (Note 7)                                   7,119,972      5,354,839
Liability on Acceptances                                           193,866        172,171
Accrued Expenses and Sundry Liabilities                            771,963        744,242
Long-Term Debt (Note 8)                                          2,504,348      1,434,947
      Total Liabilities                                         43,819,590     37,527,306
Shareholders' Equity (Notes 8 & 9):

Series A Preferred Stock -- Par Value $1,
  Stated Value $50                                                      --             --
NO. OF SHARES        1994           1993
- -------------        ----           ----
Authorized         460,000        460,000
Issued                --             --

Preferred Stock -- No Par Value                                         --             --
NO. OF SHARES        1994           1993
- -------------        ----           ----
Authorized        10,000,000     10,000,000
Issued                --           --

Common Stock -- Par Value $1                                       160,877        160,715

NO. OF SHARES        1994           1993
- -------------        ----           ----
Authorized       500,000,000    500,000,000
Issued           160,876,819    160,715,173

Capital Surplus                                                    545,717        541,232
Retained Earnings                                                2,903,394      2,565,627
Fair Value Adjustment on Investment Securities
  Available-for-Sale (Note 4)                                     (154,305)        (7,012)
Accumulated Translation Adjustment                                   6,942          4,384
Deferred Compensation                                              (17,438)       (16,347)
Less Treasury Stock (4,968,147 shares)                            (153,644)            --
                                                              ------------   -------------
Total Shareholders' Equity                                       3,291,543      3,248,599
                                                              -------------  -------------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $ 47,111,133   $ 40,775,905
                                                              =============  =============

The accompanying notes are an integral part of the financial statements.

NBD BANCORP, INC.
- -----------------

CONSOLIDATED STATEMENT OF INCOME
(in thousands except share data)

                                                    FOR YEAR ENDED DECEMBER 31
                                                    --------------------------
                                                1994           1993          1992
                                                ----           ----          ----

INTEREST INCOME:
Loans and Leases (including fees)           $  2,102,936   $  1,924,075  $  2,039,575
Investment Securities:
Taxable                                          665,068        544,933       614,341
Non-Taxable                                       99,206        107,291       123,550
Trading Account Securities                         6,760          5,379         9,145
Federal Funds Sold and Resale Agreements           8,688          4,820         5,921
Other Money Market Investments                        --          2,138         3,709
Interest-Bearing Deposits                         32,736         34,184        47,556
                                            ------------   ------------  ------------
  Total Interest Income                        2,915,394      2,622,820     2,843,797
                                            ------------   ------------  ------------
INTEREST EXPENSE:
Deposits                                         873,190        827,875     1,108,714
Short-Term Borrowings                            290,624        156,227       166,756
Long-Term Debt                                   126,812         80,611        58,556
                                            ------------   ------------  ------------
  Total Interest Expense                       1,290,626      1,064,713     1,334,026
                                            ------------   ------------  ------------
NET INTEREST INCOME                            1,624,768      1,558,107     1,509,771
Provision For Possible Credit Losses
  (Note 5)                                        52,032        119,674       228,480
                                            ------------   ------------  ------------
NET INTEREST INCOME AFTER PROVISION
  FOR POSSIBLE CREDIT LOSSES                   1,572,736      1,438,433     1,281,291
                                            ------------   ------------  ------------
NON-INTEREST INCOME:
Trust Fees                                       157,355        149,552       139,856
Service Charges on Deposit Accounts              159,996        165,416       158,380
Credit Card Fees                                  38,566         36,050        37,308
Securities Gains(Losses) (Note 4)                 (2,469)         9,328         1,614
Other                                            192,118        225,037       192,050
                                            ------------   ------------  ------------
Total Non-Interest Income                        545,566        585,383       529,208
                                            ------------   ------------  ------------
NON-INTEREST EXPENSES:
Compensation:
  Salaries                                       542,565        535,472       517,763
  Benefits (Note 9)                              178,168        168,272       158,477
                                            ------------   ------------  ------------
  Total Compensation                             720,733        703,744       676,240
Net Occupancy (Note 6)                           117,253        118,063       111,947
Equipment Rentals, Depreciation and
   Maintenance (Note 6)                           89,590         84,280        80,063
FDIC and Other Regulatory Assessments             66,663         68,766        70,145
Amortization of Intangibles                       25,806         35,742        31,568
Merger-Related Expenses                               --             --        76,071
Other                                            284,225        311,245       292,085
                                            ------------   ------------  ------------
  Total Non-Interest Expenses                  1,304,270      1,321,840     1,338,119
                                            ------------   ------------  ------------
INCOME BEFORE INCOME TAXES                       814,032        701,976       472,380
Income Tax Expense (Including tax
  expense (benefit) of $(924), $3,536,
  and $761, respectively, on securities
  sales) (Note 10)                               266,753        220,135       134,361
                                            ------------   ------------  ------------
Income before Extraordinary Item and
  Cumulative Effect of Accounting Change         547,279        481,841       338,019
Extraordinary Item (net of income
  tax effect) (Note 8)                            (7,730)            --            --
Cumulative Effect of Accounting Change
  (net of income tax effect) (Note 9)             (7,885)         3,950       (37,885)
                                            ------------   ------------  ------------
NET INCOME                                  $    531,664   $    485,791  $    300,134
                                            ============   ============  ============
NET INCOME PER SHARE (ON AVERAGE SHARES
  OUTSTANDING):
Income before Extraordinary Item and
  Cumulative Effect of Accounting
  Change                                     $      3.45    $      2.98   $      2.11

Extraordinary Item (net of income
  tax effect)                                      (0.05)            --            --
Cumulative Effect of Accounting Change
  (net of income tax effect)                       (0.05)          0.03         (0.24)
                                             -----------    -----------   -----------
NET INCOME PER SHARE                         $      3.35    $      3.01   $      1.87
                                             ===========    ===========   ===========
Average Shares Outstanding                   158,807,677    161,253,486   160,716,309

   The accompanying notes are an integral part of the financial statements.

NBD BANCORP, INC.
- -----------------

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(in thousands except share data)

                                                  FOR YEAR ENDED DECEMBER 31
                                                  --------------------------
                                               1994          1993          1992
                                               ----          ----          ----

PREFERRED STOCK:
Balance, Beginning and End of Period         $       --   $       --   $       --
                                             -----------  -----------  ----------
COMMON STOCK:
Balance, Beginning of Period                    160,715      160,386      159,775
Conversion of Subordinated Debentures
  and Other (161,646 shares in 1994)                162          329          611
Acquisition of Subsidiary Bank                       --           --        3,037
Cancellation of Shares Held in Treasury              --           --       (3,037)
                                             -----------  -----------  ----------
Balance, End of Period                          160,877      160,715      160,386
                                             -----------  -----------  ----------
CAPITAL SURPLUS:
Balance, Beginning of Period                    541,232      536,900      540,906
Conversion of Subordinated Debentures
  and Other                                       4,485        4,332       (8,197)
Acquisition of Subsidiary Bank                       --           --       90,918
Cancellation of Shares Held
  in Treasury                                        --           --      (86,727)
                                             -----------  -----------  ----------
Balance, End of Period                          545,717      541,232      536,900
                                             -----------  -----------   ----------
RETAINED EARNINGS:
Balance, Beginning of Period                  2,565,627    2,253,332    2,119,512
Net Income                                      531,664      485,791      300,134
Cash Dividends Declared on Common Stock:
Corporation ($1.23, $1.08 and $1.04
  per share, respectively)                     (193,897)    (173,496)    (148,329)
Pooled Affiliates                                    --           --      (18,353)
Other                                                --           --          368
                                             -----------  -----------  ----------
Balance, End of Period                        2,903,394    2,565,627    2,253,332
                                             -----------  -----------  ----------
FAIR VALUE ADJUSTMENT ON INVESTMENT
  SECURITIES AVAILABLE-FOR-SALE:
Balance, Beginning of Period                     (7,012)          --           --
Change in Fair Value (net of tax
  benefit of $84,291 and $3,470,
  respectively)                                (147,293)      (7,012)          --
                                             ----------   ----------   ----------
Balance, End of Period                         (154,305)      (7,012)          --
                                             ----------   ----------   ----------
ACCUMULATED TRANSLATION ADJUSTMENT:
Balance, Beginning of Period                      4,384        5,610        9,576
Translation Gain(Loss) (net of tax
  benefit of $302, $660 and $2,043,
  respectively)                                   2,558       (1,226)      (3,966)
                                             -----------  ----------   ----------
Balance, End of Period                            6,942        4,384        5,610
                                             -----------  -----------  ----------
DEFERRED COMPENSATION:
Balance, Beginning of Period                    (16,347)     (15,335)     (47,207)
Awards Granted                                  (14,445)     (11,639)     (10,640)
Amortization of Deferred Compensation            11,155        9,281       15,369
Termination -- ESOP                                  --           --       27,809
Other                                             2,199        1,346         (666)
                                             -----------  -----------  ----------
Balance, End of Period                          (17,438)     (16,347)     (15,335)
                                             ----------   ----------   ----------
TREASURY STOCK:
Balance, Beginning of Period                         --           --      (66,425)
Purchase of Common Stock (5,410,345
  shares in 1994)                              (166,606)     (13,369)    (134,222)
Conversion of Subordinated Debentures
  and Other (442,198 shares in 1994)             12,962       13,369       36,652
Acquisition of Subsidiary Bank                       --           --       74,231
Cancellation of Shares Held in Treasury              --           --       89,764
                                             -----------  -----------  ----------
  Balance, End of Period                       (153,644)          --           --
                                             -----------  -----------  ----------
TOTAL SHAREHOLDERS' EQUITY, END OF PERIOD    $3,291,543   $3,248,599   $2,940,893
                                             ===========  ===========  ==========

   The accompanying notes are an integral part of the financial statements.

NBD BANCORP, INC.
- -----------------

CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

                                             FOR YEAR ENDED DECEMBER 31
                                             --------------------------
                                                    1994          1993          1992
                                                    ----          ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                   $   531,664   $   485,791   $   300,134
Adjustments to Reconcile Net Income to
  Net Cash Provided by Operations:
Depreciation and Amortization                    102,558       106,999       109,531
Provision for Possible Credit Losses              52,032       119,674       228,480
Securities Losses(Gains)                           2,469        (9,328)       (1,614)
Extraordinary Item -- Redemption of Debt           7,730            --            --
(Increase)Decrease in Interest Receivable        (65,697)       13,607        15,385
Increase(Decrease) in Current Income
  Taxes Payable                                   42,189        12,249       (46,592)
Increase(Decrease) in Accrued Expenses            41,876       (57,701)         (410)
(Increase)Decrease in Trading Account
  Investments                                    (11,094)       59,677        11,539
Decrease(Increase) in Mortgages
  Held for Sale                                  225,731        33,784       (18,511)
Other, net                                       (49,061)      (35,960)          531
                                             -----------   -----------   -----------
Net Cash Provided by Operating Activities        880,397       728,792       598,473
                                             -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease(Increase) in Interest-Bearing
  Deposits                                        98,524       (43,159)      397,445
(Increase) Decrease in Federal Funds
  Sold and Resale
Agreements                                      (117,244)     (159,025)      265,124
Decrease in Money Market Investments                  --        14,910        22,534
Purchase of Investment Securities
  Available-for-Sale                          (5,104,309)           --            --
Proceeds from Maturity or Call of
  Investment Securities Available-for-Sale     1,829,094            --            --
Proceeds from Sale of Investment
  Securities Available-for-Sale                1,918,714            --            --
Purchase of Investment Securities
  Held-to-Maturity                            (2,792,428)   (4,654,663)   (5,484,298)
Proceeds from Maturity or Call of
  Investment Securities Held-to-Maturity       1,752,504     5,219,133     4,131,454
Proceeds from Sale of Investment
  Securities Held-to-Maturity                         --        66,037       703,193
Increase in Loans and Leases                  (3,926,926)     (579,340)     (603,206)
Purchase of Loan Portfolios                           --       (19,617)     (101,874)
Proceeds from Sale of Loan Portfolios            123,341        70,107            --
Purchase of Premises and Equipment
  and Other Assets                              (400,167)     (155,702)      (85,626)
Proceeds from Sale of Premises and
  Equipment and Other Assets                      68,938        65,585        38,406
Net Cash (Paid) Acquired in Purchase
  or Sale of Subsidiaries                         (5,720)           --       100,527
                                             -----------   -----------   -----------
Net Cash Used by Investing Activities         (6,555,679)     (175,734)     (616,321)
                                             -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase(Decrease) in Deposits                 3,381,134    (1,207,518)      346,784
Increase(Decrease) in Short-Term
  Borrowings                                   1,762,360       233,709      (133,944)
Proceeds from the Issuance of
  Long-Term Debt                               1,525,000       500,000       551,671
Principal Payments on Long-Term Debt            (252,511)      (38,556)     (100,439)
Redemption of Long-Term Debt                    (208,734)           --            --
Proceeds from Stock Option Exercises               1,401         2,527         1,415
Payments to Acquire Treasury Stock              (166,606)      (13,369)     (134,222)
Dividends Paid                                  (185,840)     (173,413)     (152,353)
                                             -----------   -----------   -----------

Net Cash Provided(Used) by Financing
  Activities                                   5,856,204      (696,620)      378,912
                                             -----------   -----------   -----------
Effect of Exchange Rate Changes on
  Cash and Due From Banks                            391           (15)       (2,138)
                                             -----------   -----------   -----------
Net Increase(Decrease) in Cash and
  Due From Banks                                 181,313      (143,577)      358,926
Cash and Due From Banks --
  Beginning of Period                          2,405,694     2,549,271     2,190,345
                                             -----------   -----------   -----------
CASH AND DUE FROM BANKS -- END OF PERIOD     $ 2,587,007   $ 2,405,694   $ 2,549,271
                                             ===========   ===========   ===========
Other Cash Flow Disclosures:
Interest Paid                                $ 1,349,668   $ 1,088,656   $ 1,181,123
State and Federal Taxes Paid                     220,126       203,937       136,913

   The accompanying notes are an integral part of the financial statements.

NBD BANCORP, INC.
- -----------------

Notes to Financial Statements

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accounting and reporting policies of NBD Bancorp, Inc. and its subsidiaries (the Corporation) conform to generally accepted accounting principles.

(A)  CONSOLIDATION:

      The consolidated financial statements of the Corporation include the accounts of NBD Bancorp, Inc. (the Parent) and its majority-owned subsidiary companies. All material intercompany accounts and transactions have been eliminated.

(B)  STATEMENT OF CASH FLOWS:

      Cash and Due From Banks is considered Cash and Cash Equivalents in the Consolidated Statement of Cash Flows.

(C)  SECURITIES:

      The Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective December 31, 1993.

      In accordance with SFAS No. 115, Investment Securities are accounted for as follows: (a) Debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as Held-to-Maturity and reported at amortized cost; (b) Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as Trading Account Securities and reported at fair value, with realized and unrealized gains and losses included in Other Non-Interest Income; and (c) Debt and equity securities not classified as Held-to-Maturity or Trading Account Securities are classified as Available-for-Sale and reported at fair value. Fair value adjustments are excluded from earnings and reported in a separate component of shareholders' equity, net of tax.

      Prior to December 31, 1993, the Corporation classified securities purchased with the intent and the ability to hold to maturity as Investment Securities and reported them at amortized cost. If it was subsequently determined that certain investment securities were to be sold, their reported value was adjusted as necessary to the lower of cost or fair value with the adjustments included in Securities Gains(Losses). Securities purchased that the Corporation intended to sell prior to maturity were classified as Other Money Market Investments and recorded at the lower of amortized cost or fair value. Fair value adjustments were included in Securities Gains(Losses). The Corporation's accounting for Trading Account Securities was not changed by the adoption of SFAS No. 115; these securities are carried at fair value with unrealized gains and losses included in Other Non-Interest Income.

      Gains and losses realized on the sale of Investment Securities are determined by the specific identification method and included in Securities Gains(Losses).

(D)  LOANS:

      Loans are generally reported at the principal amount outstanding, net of unearned income. Non-refundable loan origination and commitment fees and certain costs of origination are deferred and either included in interest income over the term of the related loan or commitment or, if the loan is held for sale, included in Other Non-Interest Income when the loan is sold.

      Mortgages Held For Sale are valued at the lower of aggregate cost or fair value. Unrealized losses, as well as realized gains or losses, are included in Other Non-Interest Income.

      Interest income on loans is accrued as earned. Except for consumer loans, loans are placed on non-accrual status and previously accrued but unpaid interest is reversed against current period interest income when collectibility of principal or interest is considered doubtful, payment of principal or interest is 90 days or more past due, or the loan is completely or partially charged off. Interest income on loans considered doubtful or 90 days or more past due is recorded as collected. Collections of principal and interest on charged-off loans are applied in the following sequence: (1) as a reduction of remaining principal balance; (2) as recovery of principal charged off; and (3) as interest income.

      Consumer loans are not placed on a non-accrual status because they are generally charged off when 120 days to 150 days past due. Accrued but unpaid interest is reversed against current period interest income when the loan is charged off.

(E)  ALLOWANCE FOR POSSIBLE CREDIT LOSSES:

      The Allowance is maintained at a level considered by management to be adequate to provide for probable loan and lease losses inherent in the portfolio. Management's evaluation is based on a continuing review of the loan and lease portfolio and includes consideration of the actual loan and lease loss experience, the present and prospective financial condition of borrowers, the balance of the loan and lease portfolio, industry and country concentrations within the portfolio and general economic conditions.

(F)  BANK PREMISES AND EQUIPMENT:

      Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is charged to operations over the estimated useful lives of the assets and is computed on either a straight-line or an accelerated depreciation method. The estimated useful lives are generally 10 to 35 years for buildings and building improvements, and three to 10 years for furniture and equipment.

      Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

      Maintenance, repairs and minor alterations are expensed as incurred.

(G)  INTANGIBLE ASSETS:

      The unamortized amount of intangible assets is included in Other Assets. Goodwill, representing the excess of the cost of investments in consolidated subsidiaries over the fair value of net assets acquired, is amortized on a straight-line basis over periods ranging from 15 to 25 years.

      Other intangible assets such as purchased mortgage servicing rights, core deposits, and credit card relationships are amortized using various methods over the periods benefited.

(H)  INCOME TAXES:

      The Corporation adopted SFAS No. 109, "Accounting For Income Taxes," effective January 1, 1993. SFAS No. 109 requires an asset and liability approach to accounting and reporting for income taxes. Under this approach, current and deferred income taxes payable and refundable are remeasured annually using provisions of then enacted tax laws and rates. SFAS No. 109 also changed the criteria for recognition and measurement of deferred income tax benefits.

      Prior to January 1, 1993, the Corporation accounted and reported for income taxes in accordance with Accounting Principles Board Opinion (APB) No. 11, "Accounting For Income Taxes." Under APB No. 11, income tax expense was based on income as reported in the financial statements. Deferred income tax liabilities and benefits were measured using tax rates in effect when the deferred item was first created, and were not adjusted for subsequent changes in the statutory tax rate.

(I)  PENSION AND OTHER EMPLOYEE BENEFITS:

      The Corporation adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," effective January 1, 1992. This statement requires that the expected cost of providing postretirement benefits be recognized in the financial statements during an employee's active service period.

      The Corporation adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits," effective January 1, 1994. This statement requires the accrual of benefits provided to former or inactive employees after employment but before retirement. The Corporation's prior practice was to expense these benefits when paid.

(J)  INTEREST RATE CONTRACTS:

      The Corporation enters into interest rate contracts as part of its asset/liability management activities (risk management contracts), as a source of fee income (customer contracts) and, on a limited scale, to generate profits (trading contracts).

      Income or expense on a risk management contract is accrued over its life and is included in Net Interest Income. Any gain or loss from early termination of a risk management contract is deferred and amortized to the earlier of the maturity date of the specified asset or liability, or the original expiration date of the contract. If the specified asset or liability is disposed of, any unrealized or deferred gain or loss on the related risk management contract is included in determining the gain or loss on the disposition.

      Any fee, including the initial bid/offer spread, on a customer contract is recognized as Other Non-Interest Income over the life of the contract.

      Customer contracts and trading contracts are recorded at fair value, with changes in their value recorded as Other Non-Interest Income.

(K)  FOREIGN CURRENCY EXCHANGE AND TRANSLATION:

      The Corporation distinguishes between (1) adjustments arising principally from translation of foreign entity financial statements into U.S. dollar equivalents, which are recorded in a separate component of shareholders' equity, and (2) translation gains or losses arising from transactions conducted in foreign currencies, which are recorded in Other Non-Interest Income.

      Foreign exchange positions on forward contracts are valued monthly at market rates and the unrealized gain or loss is included in Other Non-Interest Income.

(L)  LETTERS OF CREDIT AND GUARANTEES:

      In the normal course of business, the Corporation issues and participates in letters of credit and financial guarantees. Fees are accrued over the life of the agreements and included in Other Non-Interest Income.

(M)  INCOME PER SHARE:

      Per share amounts are based on the weighted average number of shares outstanding throughout the year adjusted for the assumed exercise of stock options.

(N)  RECLASSIFICATION:

      Prior years' financial statements have been reclassified to conform with the current financial statement presentations.

2.  ACQUISITIONS

      On January 23, 1992, the Corporation acquired all of the common stock of Gainer Corporation, a bank holding company located in Merrillville, Indiana. The acquisition was accounted for as a purchase and, accordingly, operations of Gainer Corporation are included in the consolidated statements since the date of acquisition. Essentially all of the purchase price of $168,379,000 was provided by issuing 5,729,000 shares of the Corporation's common stock. The fair value of assets acquired amounted to $1,519,368,000 and liabilities assumed totaled $1,350,989,000. The transaction generated $41,260,000 of goodwill, which is being amortized over 15 years using the straight-line method.

      On July 1, 1992, the Corporation issued approximately 11,911,000 shares of its common stock in exchange for all the common stock of Summcorp, a bank holding company located in Fort Wayne, Indiana. The combination was accounted for as a pooling of interests.

      In June 1992, Summcorp recorded $6.0 million ($4.4 million after tax) of merger-related expenses. These expenses were composed of charges taken for the elimination of duplicate facilities and equipment, and intangibles revaluation. Summcorp also recorded a $9.8 million ($5.9 million after tax) provision for possible credit losses to conform its credit evaluation policies to those of the Corporation.

      On October 15, 1992, the Corporation issued approximately 29,892,000 shares of its common stock for all of the common stock of INB Financial Corporation, Inc. (INB), of Indianapolis, Indiana. This merger was also accounted for as a pooling of interests.

      In the third quarter of 1992, the Corporation recorded $70.1 million ($48.0 million after tax) of merger-related expenses for severance and early retirement, elimination of duplicate facilities and equipment, and intangibles revaluation. In addition, INB recorded a $41.6 million ($25.1 million after tax) provision for credit losses to conform its credit evaluation policies to those of the Corporation.

      During 1994, the Corporation entered into a merger agreement with AmeriFed Financial Corp., a thrift holding company located in Joliet, Illinois, with total assets of $910 million. The merger was consummated on January 9, 1995, and accounted for as a purchase. Essentially all of the purchase price was provided by the issuance of 5,234,000 shares of the Corporation's common stock valued at approximately $148 million. The Corporation had repurchased 4,964,000 of the shares issued before the closing of the merger, and repurchased an amount equivalent to the remaining shares issued soon after the closing.

      In January 1995, the Corporation entered into a definitive agreement under which Deerbank Corporation, a $766 million thrift holding company located in Deerfield, Illinois, would become affiliated with the Corporation. Under the terms of the agreement, valued at approximately $120 million, each share of Deerbank Corporation common stock will be exchanged for $45.00 of the Corporation's common stock, based on the average market price of the Corporation's common stock for a certain period preceding the closing of the merger. The Corporation will have repurchased an equivalent number of its common shares at or soon after the closing of the merger. The merger, which will be accounted for as a purchase, is subject to the approval of Deerbank Corporation shareholders and regulatory authorities.

3.  CASH AND DUE FROM BANKS

      The subsidiary banks of the Corporation are required to maintain non-interest bearing reserve balances with the Federal Reserve Bank based on a percentage of the subsidiary banks' deposits. During 1994 and 1993, the average reserve balances were approximately $330,387,000 and $308,100,000, respectively.

4.  INVESTMENT SECURITIES

      Following are the amortized cost and fair value of Investment Securities Available-for-Sale and Held-to-Maturity at December 31, 1994:

                                            INVESTMENT SECURITIES AVAILABLE-FOR-SALE
                                            ----------------------------------------
                                                        GROSS       GROSS
                                       AMORTIZED      UNREALIZED  UNREALIZED        FAIR
                                          COST          GAINS       LOSSES         VALUE
                                          ----          -----       ------         -----
                                                          (IN THOUSANDS)

U.S. Treasury                         $  505,540        $   96    $    592      $  505,044
U.S. Government Agencies:
  Mortgage-backed Securities           2,655,673             4     160,195       2,495,482
  Collateralized Mortgage Obligations  1,461,321         4,940      45,974       1,420,287
 Other                                    22,916         1,267           3          24,180
States and Political Subdivisions         76,586            33         363          76,256
Collateralized Mortgage Obligations(a)   111,351            76         936         110,491
Other                                    222,931           459      40,878         182,512
                                      -----------       -------   ---------     ----------
      Total                           $5,056,318        $6,875    $248,941      $4,814,252
                                      ===========       =======   =========     ==========
                                             INVESTMENT SECURITIES HELD-TO-MATURITY
                                             --------------------------------------
                                                        GROSS       GROSS
                                       AMORTIZED      UNREALIZED  UNREALIZED        FAIR
                                          COST          GAINS       LOSSES         VALUE
                                          ----          -----       ------         -----
                                                          (IN THOUSANDS)
U.S. Treasury                         $  519,656       $   225    $ 13,145      $  506,736
U.S. Government Agencies:
  Mortgage-backed Securities           5,664,739        45,612     282,356       5,427,995
  Other                                    8,420             6         145           8,281
States and Political Subdivisions      1,415,398        46,182      23,626       1,437,954
Other                                        500            10          --             510
                                      -----------      --------   ---------     ----------
      Total                           $7,608,713       $92,035    $319,272      $7,381,476
                                      ===========      ========   =========     ==========

(a) All Collateralized Mortgage Obligations of private issuers have underlying collateral consisting of obligations of U.S. Government Agencies.

      Following are the amortized cost and fair value of Investment Securities Available-for-Sale and Held-to-Maturity at December 31, 1993:

                                             INVESTMENT SECURITIES AVAILABLE-FOR-SALE
                                             ----------------------------------------
                                                        GROSS       GROSS
                                          AMORTIZED   UNREALIZED  UNREALIZED     FAIR
                                             COST       GAINS       LOSSES      VALUE
                                             ----       -----       ------      -----
                                                          (IN THOUSANDS)

U.S. Treasury                             $  965,190    $  9,405     $     1  $  974,594
U.S. Government Agencies:
  Mortgage-backed Securities                 729,612       2,639       2,509     729,742
  Collateralized Mortgage Obligations      1,663,910       3,055       9,026   1,657,939
  Other                                        3,405          88          --       3,493
States and Political Subdivisions              1,261         112          --       1,373
Collateralized Mortgage Obligations(a)       240,213         803         650     240,366
Other                                        191,275         279      14,677     176,877
                                          -----------   ---------    -------- ----------
      Total                               $3,794,866    $ 16,381     $26,863  $3,784,384
                                          ===========   =========    ======== ==========

                                             INVESTMENT SECURITIES HELD-TO-MATURITY
                                             --------------------------------------
                                                        GROSS       GROSS
                                          AMORTIZED   UNREALIZED  UNREALIZED     FAIR
                                             COST       GAINS       LOSSES      VALUE
                                             ----       -----       ------      -----
                                                          (IN THOUSANDS)
U.S. Treasury                             $  525,698    $ 22,020     $    36  $  547,682
U.S. Government Agencies:
  Mortgage-backed Securities               4,563,883     252,693       2,354   4,814,222
  Other                                        9,978         153           2      10,129
States and Political Subdivisions          1,505,270     139,527       1,585   1,643,212
Other                                          2,580          78          --       2,658
                                          -----------   ---------    -------- ----------
      Total                               $6,607,409    $414,471     $ 3,977  $7,017,903
                                          ===========   =========    ======== ==========

(a) All Collateralized Mortgage Obligations of private issuers have underlying collateral consisting of obligations of U.S. Government Agencies.

      The maturity distribution of investment securities at December 31, 1994, is shown below. The distribution of mortgage-backed securities and collateralized mortgage obligations is based on average expected maturities. Actual maturities may differ because issuers may have the right to call or prepay obligations.

                                             AVAILABLE-FOR-SALE         HELD-TO-MATURITY
                                             ------------------         ----------------
                                           AMORTIZED       FAIR      AMORTIZED      FAIR
                                              COST        VALUE        COST        VALUE
                                              ----        -----        ----        -----
                                              (IN THOUSANDS)            (IN THOUSANDS)
Due in one year or less                   $  888,418   $  882,290   $  162,849   $  164,791
Due after one year through five years        867,625      843,603    2,558,425    2,507,006
Due after five years through
  ten years                                  696,840      669,745    4,545,950    4,382,584
Due after ten years                        2,535,049    2,349,786      341,489      327,095
Equity securities                             68,386       68,828           --           --
                                          -----------  -----------  -----------  ----------
                                          $5,056,318   $4,814,252   $7,608,713   $7,381,476
                                          ===========  ===========  ===========  ==========

      Proceeds from the sale of Investment Securities Available-for-Sale during 1994 were $1,918,714,000 resulting in gross realized gains of $7,723,000 and gross realized losses of $10,192,000. Proceeds from the sale of Investment Securities during 1993 were $66,037,000 resulting in gross realized gains of $9,047,000 and gross realized losses of $129,000. Securities Gains in 1993 also included $410,000 of gains realized on the sale of Other Money Market Investments. Proceeds from the sale of Investment Securities during 1992 were $703,193,000 resulting in gross realized gains of $9,516,000 and gross realized losses of $7,902,000.

      Assets, principally Investment Securities, carried at approximately $6,996,973,000 were pledged at December 31, 1994, to secure public deposits (including deposits of $8,845,000 of the Treasurer, State of Michigan), repurchase agreements and for other purposes required by law.

      Excluded from the Consolidated Statement of Cash Flows in 1993 is the reclassification to Investment Securities Available-for-Sale of $88.9 million of United Mexican States obligations previously classified as Loans, and $30.9 million of obligations previously classified as Other Money Market Investments. These reclassifications were made concurrent with the implementation of SFAS No. 115 as of December 31, 1993.

5.  ALLOWANCE FOR POSSIBLE CREDIT LOSSES

      The changes in the Allowance for Possible Credit Losses are summarized below:

                                                   FOR YEAR ENDED DECEMBER 31
                                                   --------------------------
                                                  1994        1993        1992
                                                  ----        ----        ----
                                                         (IN THOUSANDS)

Balance, beginning of year                     $ 423,030   $ 417,764   $ 377,585
  Provision                                       52,032     119,674     228,480
  Charge-offs                                   (121,026)   (206,101)   (256,860)
  Recoveries                                      80,560      91,576      57,112
                                               ---------   ---------   ---------
      Net Charge-offs                            (40,466)   (114,525)   (199,748)
  Translation Adjustments                            455         117        (808)
  Acquisitions                                        --          --      12,255
                                               ---------   ---------   ---------
Balance, end of year                           $ 435,051   $ 423,030   $ 417,764
                                               =========   =========   =========

      In 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," requiring that an impaired loan be measured based on the present value of the expected future cash flows discounted at the loan's effective interest rate, the observable market price of the loan or the fair value of the collateral if the loan is collateral dependent. In 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures," which amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. The standards are effective for fiscal years beginning after December 15, 1994. The Corporation does not expect adoption of the standards to have a material impact on the financial statements.

6.  PREMISES AND EQUIPMENT

      The components of premises and equipment are as follows:

                                                                  DECEMBER 31
                                                                  -----------
                                                               1994         1993
                                                               ----         ----
                                                                (IN THOUSANDS)

Land                                                        $   93,820   $   93,842
Premises                                                       511,642      507,272
Leasehold Improvements                                          97,225       98,954
Furniture and Equipment                                        529,537      501,580
                                                            ----------   ----------
      Total                                                  1,232,224    1,201,648
Less Accumulated Depreciation and Amortization                (601,867)    (567,107)
                                                            ----------   ----------
Net Premises and Equipment                                  $  630,357   $  634,541
                                                            ==========   ==========

      Depreciation and amortization expense was $73,479,000 in 1994, $65,914,000 in 1993 and $59,976,000 in 1992.

      Rental expense for leased properties and equipment totaled $43,490,000 in 1994, $42,453,000 in 1993 and $41,814,000 in 1992. Aggregate future minimum rental payments on operating leases having non-cancelable lease terms in excess of one year amounted to $209,670,000 as of December 31, 1994; minimum annual rental payments for such leases are $30,326,000 in 1995 and do not exceed $28,897,000 for any year thereafter.

7.  SHORT-TERM BORROWINGS

     The Corporation classifies borrowings with original maturities of less than one year as short-term borrowings. The following is a summary of short-term borrowings for each of the three years ended December 31, 1994:

                                       END OF PERIOD            DAILY AVERAGE       MAXIMUM
                                       -------------            -------------
                                                WEIGHTED                           OUTSTANDING
                                                 AVERAGE                             AT ANY
                                     BALANCE      RATE         BALANCE     RATE     MONTH END
                                     -------      ----         -------     ----     ---------
                                                      (DOLLARS IN THOUSANDS)

1994:
Securities Sold Under
  Agreements to Repurchase        $2,861,513      5.81%     $2,486,717     4.35%   $3,365,134
Bank Notes                         2,484,000      5.75       1,784,190     4.58     2,484,000
Federal Funds Purchased            1,031,055      5.99       1,588,259     4.40     1,953,810
Treasury Tax and Loan Notes          634,190      4.69         547,419     3.76     1,327,645
Commercial Paper                      59,236      5.42         126,499     3.92       195,859
Other                                 49,978      4.01         114,321     4.76       192,129
                                  -----------     ----      -----------    ----
      Total                       $7,119,972      5.70%     $6,647,405     4.37%
                                  ===========     ====      ===========    ====

1993:
Securities Sold Under
  Agreements to Repurchase        $1,586,105      3.19%     $1,403,960     3.08%   $1,586,105
Bank Notes                         1,103,400      3.36         922,780     3.30     1,245,000
Federal Funds Purchased            1,196,355      2.81       1,729,008     3.04     2,308,711
Treasury Tax and Loan Notes        1,225,016      2.64         683,927     2.81     1,347,352
Commercial Paper                     158,886      3.25         143,126     3.18       196,367
Other                                 85,077      5.93         111,362     5.60       147,269
                                  -----------     ----      -----------    ----
      Total                       $5,354,839      3.06%     $4,994,163     3.13%
                                  ===========     ====      ===========    ====

1992:
Securities Sold Under
  Agreements to Repurchase        $1,215,513      3.33%       $991,644     3.50%   $1,228,401
Bank Notes                           450,000      3.40         231,585     3.41       550,000
Federal Funds Purchased            2,413,420      3.04       2,522,819     3.54     2,922,960
Treasury Tax and Loan Notes          730,440      2.45         551,081     3.39     1,298,441
Commercial Paper                     184,437      3.42         191,761     3.69       386,639
Other                                125,683      6.91         135,370     6.71       176,686
                                  -----------     ----      -----------    ----
      Total                       $5,119,493      3.17%     $4,624,260     3.61%
                                  ===========     ====      ===========    ====

      In 1994, the Corporation entered into a series of interest rate swap contracts with varying maturities that have the effect of fixing the interest rate on up to $875,000,000 of Federal Funds Purchased. At December 31, 1994, the weighted average life of the swap contracts was 2.0 years and the weighted average pay rate was 6.55%. The effect of the accruals on these contracts are included in the daily average rates shown above, and excluded from the end of period weighted average rates.

      At December 31, 1994, the Parent had an unused revolving credit of $200 million, convertible to a term loan at the option of the Corporation, to support general corporate financing needs. An annual commitment fee of 17 1/2 basis points is paid on the credit facility.

8.  Long-Term Debt

      The following is a summary of long-term debt:

                                                                      December 31
                                                                      -----------
                                                                    1994        1993
                                                                    ----        ----

Parent:
  7 1/4% Fixed Rate Subordinated Debentures Due 2004            $  200,000  $  200,000
  8.10% Fixed Rate Subordinated Notes Due 2002                     200,000     200,000
  7 1/2% Preferred Purchase Units, Due 2023                        150,000     150,000
  Floating Rate Subordinated Notes Due 2005 (6.50% and 5.25%
    at December 31, 1994 and 1993, respectively)                    96,000      96,000
  7 1/4% Convertible Subordinated Debentures Due 2006                   --     199,985
                                                                ----------  ----------
                                                                   646,000     845,985
                                                                ----------  ----------
Subsidiaries:
  Bank Notes, various rates and maturities                       1,375,000     350,000
  8 1/4% Fixed Rate Subordinated Note Due 2024                     250,000          --
  6 1/4% Fixed Rate Subordinated Notes Due 2003                    200,000     200,000
  8.75% Fixed Rate Senior Notes Due 1997 -- 1999                    10,000      10,000
  Capital Lease Obligations, various rate and maturities            17,185      19,866
  Other                                                              6,163       9,096
                                                                ----------  ----------
                                                                 1,858,348     588,962
                                                                ----------  ----------
                                                                $2,504,348  $1,434,947
                                                                ==========  ==========

      The 7 1/4% Fixed Rate Subordinated Debentures Due 2004 will mature on August 15, 2004. The Debentures are unsecured, subordinated to all present and future Senior Indebtedness of the Parent, and are not redeemable prior to maturity. Interest is payable semiannually on February 15 and August 15.

      The 8.10% Fixed Rate Subordinated Notes Due 2002 will mature on March 1, 2002. The Notes are unsecured, subordinated to all present and future Senior Indebtedness of the Parent, and are not redeemable prior to maturity. Interest is payable semiannually on March 1 and September 1. Subsequent to the issuance of these Notes, the Corporation entered into $120,000,000 notional amount of interest rate swap contracts that converted the fixed rate on $120,000,000 of these Notes to the six-month LIBOR plus 0.25 percent.

      Each 7 1/2% Preferred Purchase Unit consists of a 7.40% subordinated debenture due May 10, 2023, in a principal amount of $25 and a related purchase contract paying fees of 0.10% of the principal amount of the debenture per year. The contract requires the purchase on May 10, 2023, of one depositary share representing a one-fourth interest in a share of 7 1/2% cumulative preferred stock of NBD Bancorp at a purchase price of $25 per depositary share. During 1994, the Corporation entered into $150,000,000 notional value of interest rate swap contracts that converted the effective cost of the Units to the three-month LIBOR through August 10, 2004.

      The Floating Rate Subordinated Notes Due 2005 will mature on the interest payment date in December 2005 at par. The Notes are unsecured, subordinated to all present and future Senior Indebtedness of the Corporation, and may be redeemed by the Corporation, in whole or in part, on any interest payment date at par. Interest on the Notes is payable quarterly in arrears at a rate of 1/4 of 1 percent per annum above the arithmetic mean of London interbank bid quotations for three-month Eurodollar deposits. In no event will the rate be less than 5.25 percent per annum.

      The 7 1/4% Convertible Subordinated Debentures Due 2006 were called by the Parent for redemption on March 15, 1994, at a redemption price of $1,050.75 per $1,000 of the principal amount. The Corporation incurred an extraordinary item charge of $11,892,000 ($7,730,000 net of income taxes) on the redemption. Prior to redemption, holders elected to convert $1,333,000 of the Debentures into shares of common stock of the Parent at a conversion price of $30.40 per share. During 1993, $15,000 of the Debentures were converted.

      The Bank Notes are unsecured and unsubordinated debt obligations, issued in denominations of $250,000 or any amount in excess thereof that is a multiple of $1,000. Each Note bears interest at a fixed rate that is established by the issuing bank at the time of issuance. The interest payment dates on the Bank Notes are January 15 and July 15 of each year. At December 31, 1994, the weighted average rate of the outstanding Notes was 5.84% and the remaining weighted average maturity was 23 months.

      The 8 1/4% Fixed Rate Subordinated Notes Due 2024 will mature on November 1, 2024. The Notes are unsecured, subordinated to the claims of depositors and other creditors of NBD Bank, N.A. (Michigan), and are not redeemable by the bank prior to maturity. Registered holders have a one-time right to redeem the Notes at par, in whole or in part, on November 1, 2004. Interest is payable semiannually on May 1 and November 1. Concurrent with the issuance of these Notes, the bank entered into a $50,000,000 notional amount interest rate swap contract that converts the effective cost for $50,000,000 of the Notes to 7.62% through November 2, 1997, and to the six-month LIBOR from November 3, 1997, through November 1, 2004.

      The 6 1/4% Fixed Rate Subordinated Notes Due 2003 will mature on August 15, 2003. The Notes are unsecured, subordinated to the claims of depositors and other creditors of NBD Bank, N.A. (Michigan), and are not redeemable prior to maturity. Interest is payable semiannually on February 15 and August 15.

      Aggregate long term debt of $118,941,000, $553,364,000, $566,411,000,
$106,674,000 and $56,771,000 will mature in 1995, 1996, 1997, 1998 and 1999, respectively.

9.  Pension And Other Employee Benefits

      The Corporation maintains pension plans (the Pension Plans) covering substantially all full time salaried employees. The Pension Plans are non-contributory, defined benefit plans that provide benefits based on years of service and compensation level. The Corporation's policy is to fund the Pension Plans according to the requirements of the Employee Retirement Income Security Act of 1974 (ERISA).

      Plan assets are stated at market value and are composed primarily of equity securities and debt securities issued by the U.S. Government and its agencies and corporations.

      In addition, the Corporation maintains separate unfunded nonqualified pension restoration plans (the Restoration Plans) for certain officers when the defined benefits provided under the terms of the pension plans exceed limits imposed by Federal tax law on benefits payable from qualified plans.

      The pension expense is comprised of:

                                                             The Pension Plans
                                                             -----------------
                                                   1994            1993           1992
                                                   ----            ----           ----
                                                              (In Thousands)

Service cost (benefits earned during year)       $ 23,211        $ 18,672       $ 21,284
Interest cost on projected benefit obligation      40,837          38,596         35,035
Actual loss(return) on assets                      13,213         (73,666)       (50,129)
Net amortization and deferral                     (70,367)         23,003          2,307
                                                 --------        --------       --------
Net pension expense                              $  6,894        $  6,605       $  8,497
                                                 ========        ========       ========

                                                          The Restoration Plans
                                                          ---------------------
                                                   1994           1993            1992
                                                   ----           ----            ----
                                                              (In Thousands)
Service cost (benefits earned during year)         $1,010         $  573          $  810
Interest cost on projected benefit obligation       2,950          1,918           1,719
Net amortization and deferral                       1,827            591             554
                                                   ------         ------          ------
Net pension expense                                $5,787         $3,082          $3,083
                                                   ======         ======          ======

      The expected long-term rate of return on plan assets was 9.5% for each year presented above. Service cost in 1992 includes $4,014,000 and $245,000 for the Pension Plans and the Restoration Plans, respectively, of additional expense for individuals who elected to accept an early retirement option offered to employees of INB.

     The following table sets forth the Plans' funded status and amounts recognized in the consolidated balance sheet at December 31:

                                          The Pension Plans        The Restoration Plans
                                          -----------------        ---------------------
                                          1994        1993           1994       1993
                                          ----        ----           ----       ----
                                                        (In Thousands)
Actuarial present value of the
  projected benefit obligation,
  based on employment services to
  date, and current salary levels:
  Vested employees                      $371,772   $404,672        $ 25,094   $ 23,514
  Non-vested employees                    24,351     25,169           1,407      2,476
                                        --------   --------        --------   --------
Accumulated benefit obligation           396,123    429,841          26,501     25,990
Additional amounts related to
  projected salary increases             129,347    154,755           9,941     16,831
                                        --------   --------        --------   --------
Total projected benefit obligation       525,470    584,596          36,442     42,821
Plan assets (at market value)            568,393    583,076              --         --
                                        --------   --------        --------   --------
Funded assets in excess of (less
  than) projected benefit obligation      42,923     (1,520)        (36,442)   (42,821)
Unrecognized net (gain) loss             (24,953)     6,153           1,909     11,183
Unrecognized transition (asset)
  liability being amortized over
  15 years beginning January 1, 1986     (33,331)   (38,262)          1,169      1,455
Unrecognized prior service cost            9,781     11,198          10,571     11,542
Adjustment to recognize minimum
  liability                                   --         --          (3,708)    (7,349)
                                        --------   --------        --------   --------
Accrued pension liability included
  in the consolidated balance sheet     $ (5,580)  $(22,431)       $(26,501)  $(25,990)
                                        ========   ========        ========   ========

      The funded status of the Pension Plans as of December 31, 1993, included plan assets of $75,800,000, accumulated benefit obligation of $85,607,000, and projected benefit obligation of $112,809,000 relating to a pension plan maintained by NBD Indiana, Inc. (formerly INB), a wholly-owned subsidiary of NBD Bancorp, Inc. The INB plan was merged with the NBD Bancorp, Inc. plan on January 1, 1994.

      The assumptions used in determining the actuarial present value of the projected benefit obligations are set forth below:

                                                1994   1993
                                                ----   ----

     Discount Rate                               8.0%   7.0%
     Rate of increase in compensation levels     5.5    5.5

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

      The Corporation adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," effective January 1, 1992. The Statement requires that the expected cost of providing postretirement benefits be recognized in the financial statements during employees' active service periods.

      The Corporation provides medical and life insurance for employees who retire after age 55 with a minimum of 15 years of service. The postretirement health care benefit, which can also cover eligible dependents, is contributory with retiree contributions adjusted annually to reflect increases in the Corporation's health care costs. The postretirement life insurance benefit is noncontributory.

      The Corporation elected to immediately recognize the January 1, 1992, accumulated benefit obligation which resulted in a charge of $58,924,000 ($37,885,000 after tax) to 1992 earnings.

      Net periodic postretirement benefit cost included the following components for the years ended December 31:

                                             1994     1993    1992
                                             ----     ----    ----
                                                (In Thousands)

Service cost                                $  940   $1,539  $1,362
Interest cost                                3,600    5,003   4,769
Amortization of unrecognized net gains        (440)      --      --
                                            ------   ------  ------
Net periodic postretirement benefit cost    $4,100   $6,542  $6,131
                                            ======   ======  ======

     The Corporation funds postretirement benefit cost as claims are incurred. The following table sets forth the plan's funded status and amounts recognized in the consolidated balance sheet at December 31:

                                                                1994       1993
                                                                ----       ----
                                                                 (In Thousands)

Accumulated postretirement benefit obligation:
  Retirees                                                    $ 36,600   $ 44,014
  Fully eligible active plan participants                        3,800      7,413
  Other active plan participants                                 8,500     21,083
                                                              --------   --------
Total accumulated postretirement benefit obligation             48,900     72,510
Plan assets (at market value)                                       --         --
                                                              --------   --------
Accumulated postretirement benefit obligation in excess of
  plan assets                                                  (48,900)   (72,510)
Unrecognized net (gain) loss                                   (17,494)     6,766
                                                              --------   --------
Accrued postretirement benefit liability recognized in the
  consolidated  balance sheet                                 $(66,394)  $(65,744)
                                                              ========   ========

      For measurement purposes, a 10 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 1995; the rate was assumed to trend downward to 5.5 percent by the year 2000 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. Increasing the assumed health care cost trend rates by one percentage point in each year would have increased the accumulated postretirement benefit obligation as of December 31, 1994, by $3,800,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1994 by approximately $390,000.

      The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 8.0 percent at December 31, 1994, and 7.0 percent at year-end 1993.

      The Corporation adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits," effective January 1, 1994. The cumulative effect of adoption was a charge of $12,323,000 ($7,885,000 net of income taxes). The impact of the new accounting method in 1994 on income before accounting changes was insignificant.

Employee Savings Plans

      The Corporation contributes to various 401(k) savings plans and profit sharing plans for the benefit of employees meeting certain eligibility requirements. The Corporation's participation in the 401(k) savings plans is in the form of "matching funds" wherein it contributes an amount equal to the participants' contributions up to 2 percent of the participants' compensation, plus an amount equal to one-half of the participant's contribution between 2 percent and 6 percent of the participant's compensation subject to certain limitations imposed by the IRS.

      In addition, INB sponsored a leveraged Employee Stock Ownership Plan
(ESOP), wherein the ESOP used the proceeds of a $33.0 million loan from INB to acquire 1,236,500 shares of its common stock. Subsequently, shares of common stock held by the ESOP were allocated to participating employees. The ESOP was terminated in the fourth quarter of 1992.

      Total expense for all employee savings plans was $14,651,000 in 1994, $15,467,000 in 1993, and $12,659,000 in 1992.

Stock Award And Stock Option Plans

      The executive officers of the Corporation and certain other employees are eligible for awards pursuant to the Performance Incentive Plan (the PIP Plan) administered by the Compensation Committee of the Board of Directors. The Committee is empowered to make two types of awards and to establish two groups of awardees.

      The first group is selected from among the more senior officers. The Committee is authorized to award to this group Performance Shares. A Performance Share is one share of the Corporation's common stock. Distribution of the awards is tied to the achievement of certain financial performance goals for the Corporation as set by the Committee, over performance periods of at least one year and up to five years in duration. The second group of employees (which excludes the more senior officers, except by special Committee action) may be awarded shares of the Corporation's common stock, the ultimate distribution of which is not tied to corporate performance goals. The award periods for this group has ranged from one to five years in duration.

      The cost of stock awards to the more senior officers is the market value of the stock on the date the award is finally distributed. For the second group of employees, the cost of stock awards is the market value of the stock on the date of grant. The cost, either estimated or actual, of stock awards for both groups is amortized on a straight-line basis over the award duration periods. The unamortized cost of these awards is included in Shareholders' Equity.

      The PIP Plan also permits the granting of stock options. The term of each option is determined by the Committee, except that the term of an incentive option may not exceed ten years from the date of grant. No option can be exercised prior to the expiration of the first year of its term. The option price may not be less than the fair market value of the common stock on the date the option is granted.

      The Committee may grant stock options that include the right to receive "restoration options." A restoration option allows a participant who exercises the original option prior to retirement, and who pays all or part of the purchase price of the option with shares of the Corporation's common stock, the right to receive an option to purchase the number of shares of the common stock of the Corporation equal to the number of shares used by the participant in payment of the original option price. The exercise price of the restoration option is equal to the fair market value of the common stock on the date the restoration option is granted.

      The following table summarizes activity under the option and award plans for 1992, 1993 and 1994:

                                                                            OPTIONS
                                                                 ---------------------------
                                                   STOCK                             PRICE
                                                   AWARDS        OUTSTANDING       PER SHARE
                                                   ------        -----------       ---------
                                                 (NO. OF SHARES IN THOUSANDS)

January 1, 1992                                         1,538           2,636   $ 4.72 - $29.21
 Granted                                                  362           1,015    27.44 -  31.94
 Exercised                                               (466)         (1,048)    6.62 -  29.21
 Forfeited                                               (177)             (7)   11.17 -  18.36
                                                     --------        --------

December 31, 1992                                       1,257           2,596     4.72 -  31.94
 Granted                                                  369             316    29.81 -  36.06
 Exercised                                               (303)           (769)    4.72 -  30.88
 Forfeited                                                (28)            (97)   14.91 -  33.94
                                                     --------        --------

December 31, 1993                                       1,295           2,046     6.62 -  36.06
 Granted                                                  470             970    28.44 -  31.56
 Exercised                                               (309)           (230)    6.62 -  29.94
 Forfeited                                                (34)            (14)   21.13 -  35.69
                                                     --------        --------

December 31, 1994                                       1,422           2,772    $9.38 - $36.06
                                                     ========        ========

As of December 31, 1994, 1,192,000 options were exercisable.

10.  Income Taxes

      The consolidated income tax expense (benefit) is comprised of the following elements:

                                                                      FOR YEAR ENDED DECEMBER 31
                                                                      --------------------------
                                                                      1994       1993       1992
                                                                            (In Thousands)

Income Tax Expense(Benefit):

 Domestic:

   Currently Payable:
      Federal                                                        $203,358    $194,733   $156,819
      State                                                            18,237      20,109     19,287
                                                                     --------    --------   --------
                                                                      221,595     214,842    176,106
                                                                     --------    --------   --------
   Deferred:
      Federal                                                          33,551       1,652    (37,974)
      State                                                             5,495       1,295     (5,649)
                                                                     --------    --------   --------
                                                                       39,046       2,947    (43,623)
                                                                     --------    --------   --------
          Total Domestic                                              260,641     217,789    132,483
 Foreign -- Currently Payable                                           6,112       2,346      1,878
                                                                     --------    --------   --------
Total Income Tax Expense                                             $266,753    $220,135   $134,361
                                                                     ========    ========   ========

      The tax effects of fair value adjustments on investment securities available-for-sale, foreign currency translation adjustments and certain tax benefits related to stock options are recorded directly in Shareholders' Equity. Net tax credits recorded directly in Shareholders' Equity amounted to $85,490,000, $9,450,000 and $5,330,000 for 1994, 1993 and 1992, respectively.
Also in 1994, a tax benefit of $4,162,000 was recorded as part of an extraordinary item relating to the early retirement of debt and a deferred tax benefit of $4,438,000 was recorded as part of the cumulative effect of adopting SFAS No. 112, "Employers' Accounting for Postemployment Benefits." Deferred tax benefits of $3,950,000 and $21,039,000, respectively, were recorded as part of the cumulative effects of adopting SFAS No. 109, "Accounting for Income Taxes," in 1993 and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," in 1992.

     The Corporation has substantial investments in tax-exempt debt securities and loans on which borrowers pay a lower rate of interest than would be required if the income were subject to federal income taxes. Because of these and other differences, Income Tax Expense is less than that computed by applying the federal statutory income tax rate of 35 percent in 1994 and 1993 and 34 percent in 1992. A summary reconciliation of reported income tax expense to income tax based on the statutory rate is as follows:

                                                              1994       1993       1992
                                                              ----       ----       ----
                                                                    (In Thousands)

Reported Income Tax Expense                                 $266,753   $220,135   $134,361
Effect of:
  Tax-exempt securities and loan income                       39,765     44,965     50,411
  Goodwill amortization                                       (7,572)    (8,029)    (9,692)
  State income taxes (net of federal tax benefit)            (15,426)   (13,913)    (9,001)
  Federal tax rate increase on deferred tax
    assets and liabilities                                        --      4,805         --
  Other                                                        1,391     (2,271)    (5,470)
                                                            --------   --------   --------
Income Tax based on statutory rate                          $284,911   $245,692   $160,609
                                                            ========   ========   ========


      The significant components of the Corporation's deferred tax assets and liabilities are as follows:

                                                                         DECEMBER 31
                                                                         -----------
                                                                       1994       1993
                                                                       ----       ----
                                                                        (In Thousands)
Deferred Tax Assets:
  Provision for Loan Losses                                          $164,109   $158,247
  Fair Value Adjustment on Investment Securities
    Available-for-Sale                                                 87,761      3,470
  Pension, Retirement and Postemployment Benefits                      37,255     38,574
  Employee Compensation                                                17,078     12,318
  Deferred Loan Fees                                                   11,876     14,697
  Other                                                                28,746     48,943
                                                                     ---------  ---------
      Total Deferred Tax Assets                                       346,825    276,249
                                                                     ---------  ---------
Deferred Tax Liabilities:
  Lease Accounting                                                     21,770     12,070
  Depreciation                                                         19,146     18,891
  Purchase Accounting Adjustments                                      17,759     16,040
  Accrued Discount                                                     12,198     11,615
  Prepaid Expenses                                                     11,965        874
  Other                                                                30,905     34,559
                                                                     ---------  ---------
      Total Deferred Tax Liabilities                                  113,743     94,049
                                                                     ---------  ---------
      Net Deferred Tax Assets                                        $233,082   $182,200
                                                                     =========  =========

      During 1992, as required by APB No. 11, deferred income taxes were recorded to reflect any differences between the years that revenue and expenses were recorded in the financial statements and when they were recognized for payment of income taxes. The sources of the differences and their income tax effect are as follows:

                                            1992
                                            ----
                                        (IN THOUSANDS)

          Lease Income                     $ 1,400
          Loan Loss Deduction               12,900
          Merger -- Related Expenses        21,560
          Other, net                         7,763
                                           -------
                                           $43,623
                                           =======

      The cumulative deferred tax benefit amounted to $188,534,000 (which included $21,039,000 attributable to the cumulative effect of adopting SFAS No.
106) at December 31, 1992.

11.  INTEREST RATE AND FOREIGN EXCHANGE CONTRACTS

      The Corporation, in the normal course of business, utilizes various types of contracts for managing the market risk in its balance sheet instruments, for accommodating customer needs and for other purposes, including mitigating the risk in customer accommodation contracts and, on a limited scale, generating trading profits. These contracts include interest rate swaps, futures, options and foreign exchange contracts.

      These contracts may contain elements of both market and credit risk. Market risk is the possibility of changes in interest or currency rates that would cause a financial instrument to decrease in value or to be more costly to settle. Credit risk is the possibility of loss arising from failure by a party to the transaction to perform according to terms of the contract. Credit risk is controlled through credit policies, approval processes, collateral requirements, counterparty exposure limits and monitoring procedures similar to the Corporation's practices employed to monitor and control the credit risk of loans and loan commitments.

      Interest rate swaps are contracts where the parties agree to exchange fixed rate for floating rate interest payments, or to exchange floating rate interest payments based on two different rate indexes (basis swap), for a specified time period on a specified (notional) amount. The notional amount is used only to calculate the amount of the interest payments to be exchanged, and does not represent the amount at risk.

      Futures contracts require the seller of a contract to deliver a specified instrument to the purchaser at a specified price or yield, on a specified date. Commitments to purchase securities are contracts made for the future delivery of investment securities at a specified price or yield. Typically, no fees are charged for these types of contracts.

      Options are contracts that allow the holder to purchase or sell a financial instrument, at a specified price, prior to the expiration date of the contract. Caps and floors are contracts which limit the holder's exposure to interest rate changes by providing for receipt of the interest rate differential when a specified benchmark rate exceeds the cap rate, or falls below the floor rate. The writer of these types of contracts charges a fee at the outset in exchange for assuming the risk of an unfavorable change in the price of the financial instrument or interest rate underlying the contract.

      Foreign exchange contracts are agreements to exchange at a specified date different currencies at a specified exchange rate. Foreign exchange options allow the holder to purchase or sell a foreign currency at a specified date and price. The Corporation manages its exposure to changes in exchange rates by establishing limits for the amount of individual currencies and exchange contracts held.

      The following tables show the contract or notional amount of risk management contracts and of various commitments, and the related unrealized gains and losses, as of the periods indicated.

RISK MANAGEMENT CONTRACTS AND COMMITMENTS:

                                                              DECEMBER 31, 1994
                                                              -----------------
                                                                                          NET
                                             CONTRACT OR    UNREALIZED  UNREALIZED    UNREALIZED
                                           NOTIONAL AMOUNT     GAIN       LOSSES     GAINS(LOSSES)
                                           ---------------  ----------  -----------  -------------
                                                               (IN THOUSANDS)

Interest Rate Swaps:
  Modifying the Interest Rate
    Characteristics of:
    Commercial Loans                         $   235,995     $ 1,072     $ (1,907)      $   (835)
    Investment Securities:
      Mortgage-backed                            225,000          --         (745)          (745)
      States and Political Subdivisions          225,100          --       (5,579)        (5,579)
    Interest-Bearing Deposits                     14,028          73          (74)            (1)
    Short-Term Borrowings                        875,000      20,015           --         20,015
    Long-Term Debt                               320,000         109       (8,294)        (8,185)
                                             -----------     -------     --------       --------
                                             $ 1,895,123      21,269      (16,599)         4,670
                                             ===========
Futures and Options Contracts
  Purchased:
  Modifying the Interest Rate
    Characteristics of:
    Commercial loans                         $    11,103         299           --            299
                                             ===========     -------     --------       --------
                                                             $21,568     $(16,599)      $  4,969
                                                             =======     ========       ========
Commitments:
  To Purchase Securities                     $     4,050     $     3     $     --       $      3
  To Extend Credit (Note 12)                  21,240,034          94         (391)          (297)
  To Sell Loans (Note 12)                         64,954          89         (196)          (107)
                                             -----------     -------     --------       --------
                                             $21,309,038     $   186     $   (587)      $   (401)
                                             ===========     =======     ========       ========

                                                              DECEMBER 31, 1993
                                                              -----------------
                                                                                         NET
                                             CONTRACT OR    UNREALIZED  UNREALIZED    UNREALIZED
                                           NOTIONAL AMOUNT     GAIN       LOSSES     GAINS(LOSSES)
                                           ---------------  ----------  ----------   ------------
                                                                (IN THOUSANDS)
Interest Rate Swaps:
  Modifying the Interest Rate
    Characteristics of:
    Loans:
      Commercial                             $   260,258     $    12     $(13,187)      $(13,175)
      Consumer                                   200,000          --         (201)          (201)
    Investment Securities:
      Mortgage-backed                            375,000          --      (11,858)       (11,858)
      States and Political
        Subdivisions                             415,230          --      (32,390)       (32,390)
    Interest-Bearing Deposits                     10,716         365           --            365
    Long-Term Debt                               120,000      15,310           --         15,310
                                             -----------     -------     --------       --------
                                             $ 1,381,204      15,687      (57,636)       (41,949)
                                             ===========
Futures and Options Contracts
  Purchased:
  Modifying the Interest Rate
    Characteristics of:
    Commercial loans                         $    15,788          25           --             25
                                             ===========     -------     --------       --------
                                                             $15,712     $(57,636)      $(41,924)
                                                             =======     ========       ========
Commitments:
  To Purchase Securities                     $   662,372     $   147     $     --       $    147
  To Extend Credit (Note 12)                  16,834,688       1,736          (28)         1,708
  To Sell Loans (Note 12)                        463,000         654       (1,648)          (994)
                                             -----------     -------     --------       --------
                                             $17,960,060     $ 2,537     $ (1,676)      $    861
                                             ===========     =======     ========       ========

      Unrealized gains and losses in the preceding tables are calculated based on differences between current market interest rates, as of the date indicated, and the interest rates specified in the contracts.

      Unrealized gains are also a measure of the credit risk applicable to the contracts. Credit risk occurs when one party to a contract fails to perform in accordance with contract terms. Thus, in the case of counterparty failure on a contract with an unrealized gain, the Corporation, given current market interest rates, would be required to pay a premium, or in effect incur a loss, to replace the contract with one having identical terms. The amount of unrealized credit risk was $21,754,000 at December 31, 1994, and $18,249,000 at December 31, 1993.
Credit risk is recorded in the financial statements only when counterparty failure has occurred or is probable.

      Gains and losses can also occur if the Corporation should elect to terminate a contract prior to maturity. Such realized gains or losses are deferred to future periods. As of year-end 1993 and 1994, there were no such deferred gains or losses.

      The average notional amount and weighted average fixed rates of risk management swap contracts outstanding at December 31, 1994, are shown below in accordance with their contractual dates. The predominant variable repricing index associated with these contracts is three-month LIBOR, which was 6.50% at December 31, 1994.

                                                  AVERAGE OUTSTANDING                               EXPIRING
                                                  -------------------
                               1995          1996         1997           1998             1999     THEREAFTER
                               ----          ----         ----           ----             ----     ----------
                                                             (IN THOUSANDS)

Receive Fixed Swaps:
  Notional Amount         $   277,014     $ 273,012    $281,094        $323,012         $321,506     $320,000
  Weighted Average
    Receive Rate                 7.59%         7.62%       7.63%           7.71%            7.73%        7.73%
Pay Fixed Swaps:
  Notional Amount         $ 1,288,972     $ 759,565    $315,513        $130,111         $ 94,383     $ 31,250
  Weighted Average Pay
    Rate                         6.93%         6.84%       7.29%           7.77%            7.89%        9.05%
Net Receive(Pay) Fixed
  Position:
  Notional Amount         $(1,011,958)    $(486,553)   $(34,419)       $192,901         $227,123
  Fixed Rate                     6.75%         6.40%       4.51%           7.67%            7.66%

      Substantially all of the $15,153,000 of futures contracts, option contracts and commitments to purchase securities have remaining terms of less than one year.

      The following tables show the contract or notional amount and the fair value of customer accommodation and other contracts at December 31, 1994 and 1993, and the related average fair value for the year ended December 31, 1994. Fair values are the amounts that would be received (asset amount) and the amounts that would be paid (liability amount) to replace existing contracts with new contracts given current market interest rates.

Customer Accommodation and Other Contracts:

                                                                                   For the Year Ended
                                                       December 31, 1994            December 31, 1994
                                                       -----------------            -----------------
                                             Contract or        Fair Value         Average Fair Value
                                                                                   ------------------
                                           Notional Amount   Asset   Liability       Asset   Liability
                                           ---------------   -----   ---------       -----   ---------
                                                               (in thousands)

Interest Rate Swaps:
  Received Fixed                             $  666,419  $    6,008  $17,262      $ 9,169    $ 7,818
  Pay Fixed                                     584,388      15,963    5,683        7,576      8,957
  Basis                                         430,000          75       64           44         11
                                             ----------  ----------  -------      -------    -------
                                             $1,680,807      22,046   23,009       16,789     16,786
                                             ==========
Futures Contracts:
  Purchased                                  $   69,100          --       --           --         --
  Sold                                          614,100          --       --           --         --
Interest Rate Options:
  Purchased                                     224,904       4,415       --        2,270         --
  Written                                       224,892          --    4,435           --      2,298
Foreign Exchange Contracts:
  Commitments to Buy                          1,778,752      11,539   21,929        7,570     17,938
  Commitments to Sell                         1,638,299      21,836   10,300       17,144      6,594
                                                         ----------- --------     --------   -------
                                                         $   59,836  $59,673      $43,773    $43,616
                                                         =========== ========     ========   =======

                                                                       December 31, 1993
                                                                       -----------------
                                                               Contract or          Fair Value
                                                                                    ----------
                                                             Notional Amount  Asset      Liability
                                                             ---------------  -----      ---------
                                                                           (in thousands)
      Interest Rate Swaps:
        Received Fixed                                         $  706,790     $19,987    $ 1,811
        Pay Fixed                                                 663,760       2,234     19,075
                                                               -----------    --------   -------
                                                               $1,370,550      22,221     20,886
                                                               ==========
      Futures Contracts:
        Purchased                                              $   51,000          --         --
        Sold                                                      284,292          --         --
      Interest Rate Options:
        Purchased                                                 208,536       1,749         --
        Written                                                   207,533          --      1,759
      Foreign Exchange Contracts:
        Commitments to Buy                                      1,219,819       3,600     13,947
        Commitments to Sell                                     1,183,146      12,451      2,888
                                                                              --------   -------
                                                                              $40,021    $39,480
                                                                              ========   =======

      In contrast to risk management contracts, where only realized gains and losses in value are recorded, unrealized valuation changes for customer accommodation and other contracts are recognized and recorded currently as gains or losses in the financial statements. The net amount of such gains and losses recognized and included in Other Non-Interest Income in each of the following years was:


                                            Net Gains
                                            ---------
                                    1994       1993      1992
                                    ----       ----      ----
                                         (in thousands)

      Interest Rate Swaps          $   812    $ 3,483  $ 3,782
      Futures Contracts              1,626         66       27
      Interest Rate Options            166         --       --
      Foreign Exchange Contracts    13,485     12,567   11,619
                                   -------    -------  -------
                                   $16,089    $16,116  $15,428
                                   =======    =======  =======

      The average notional amount of customer accommodation and other interest rate swaps and futures contracts outstanding at December 31, 1994, are indicated in the following table in accordance with their contractual dates. The difference between the fixed rates, either paid or received, and the variable rates received or paid, provide an indication of future cash flows. The variable rates are in most instances based on three-month LIBOR, which was 6.50% at December 31, 1994. Since the valuation adjustment of these contracts as of year-end 1994 was based on current interest rates, future gains or losses will occur only to the extent of interest rate changes.

                                                     AVERAGE OUTSTANDING                          EXPIRING
                                                     --------------------
                                 1995       1996             1997            1998       1999     THEREAFTER
                                 ----       ----             ----            ----       ----     -----------
                                                              (IN THOUSANDS)

Receive Fixed Swaps:
  Notional Amount              $565,621   $370,894         $259,620        $154,054    $96,092      $63,367
  Weighted Average Receive
    Rate                           6.71%      6.79%            6.89%           7.00%      7.16%        7.97%
  Weighted Average Variable
    Pay Rate                       6.50       6.50             6.50            6.50       6.50         6.50
Pay Fixed Swaps:
  Notional Amount              $508,683   $316,188         $213,387        $123,065    $75,379      $48,804
  Weighted Average
    Variable Receive Rate          6.50%      6.50%            6.50%           6.50%      6.50%        6.50%
  Weighted Average Pay Rate        6.42       6.42             6.52            6.70       7.03         7.39
Basis Swaps:
  Notional Amount              $370,301   $ 33,880         $     --        $     --    $    --      $    --
  Weighted Average
    Variable Receive Rate          6.50%      6.50%              --%             --%        --%          --%
  Weighted Average
    Variable Pay Rate              6.50       6.50               --              --         --           --
Net Futures Position
  (Pay Fixed):
Contract Amount                $ 10,055   $ 38,055         $ 35,589        $ 25,027    $17,877      $40,000

      The remaining customer accommodation and other contracts (interest rate options and foreign exchange contracts) are essentially offsetting in amount, by maturity.

12.  COMMITMENTS AND CONTINGENCIES

      A commitment to extend credit obligates the Corporation to advance funds in accordance with commitment provisions. Commitments generally have fixed expiration dates or other termination clauses, permit the customer to borrow at an agreed upon rate of interest and require payment of a fee. There are typically three broad types of commitments: loan commitments; standby letters of credit; and commercial letters of credit.

      Unused commitments totaled $18,930,114,000 and $14,917,545,000 at December 31, 1994 and 1993, respectively. Since many commitments typically expire without being utilized, the total does not necessarily represent future cash requirements. At December 31, 1994, $15,692,249,000 of the unused commitments had variable rate terms, and $3,237,865,000 had fixed rate terms.

      A standby letter of credit is a conditional commitment issued to guarantee contractual performance by a customer to a third party. Typical uses are to back commercial paper, bond financing or similar transactions of public and private borrowers. Total standby letters of credit outstanding at December 31, 1994 and 1993, were $2,099,697,000 and $1,720,489,000, respectively. The Corporation does not expect to be required to fund these commitments in the normal course of business.

      A commercial letter of credit is a commitment issued to facilitate the shipment of goods from seller to buyer by guaranteeing payment to the seller. Absent inability of the buyer to perform, fund disbursement to the seller occurs simultaneously with receipt of funds from the buyer. Commercial letters of credit outstanding were $210,223,000 and $196,654,000 at December 31, 1994 and 1993, respectively.

      Collateral requirements for the above commitments are based on credit evaluation of the customer.

      Commitments to sell loans are entered into to protect against a decline in the value of mortgage loans held for sale and of commitments to make mortgage loans at specified fixed rates. Commitments to sell loans totaled $64,954,000 at December 31, 1994, and $463,000,000 at December 31, 1993. The lower level of commitments at year-end 1994 reflects both a lower level of mortgage origination activity and a decision by the Corporation to hold a greater portion of originations in its own portfolio.

      The Corporation is a defendant in various legal proceedings arising in the normal course of business. In the opinion of management, based on the advice of legal counsel, the ultimate resolution of these proceedings will not have a material effect on the Corporation's financial statements.

13.  CONCENTRATIONS OF CREDIT RISK

      In the normal course of business, the Corporation enters into transactions exposing it to credit risk. At December 31, 1994, the maximum credit exposure for funded transactions was $45.7 billion and for unfunded commitments was $21.2 billion. Such exposure was well diversified geographically and by industry, as shown in the following tables.

Geographic Distribution           Industry Distribution
- -----------------------           ---------------------

Metropolitan Detroit        18%   Automotive Related Manufacturing             6%
Indiana                     16    Other Manufacturing                         11
Outstate Michigan           12    Financial Institutions                       9
Illinois                    10    Commercial Construction and Real Estate      6
Ohio                         4    Wholesale Trade                              4
Foreign                      5    Transportation Services                      3
All Other                   35*   Professional Services                        3
                           ---
                           100%   Other Commercial                            10
                           ===
                                  Residential Mortgages                        5
                                  Other Consumer                              23
                                  U.S. Government                             18
                                  Other Government                             2
                                                                             ---
                                                                             100%
                                                                             ===

*     Includes securities of U.S. Government Agencies aggregating 18 percent.

      Over 90 percent of the Corporation's assets, revenue, and net income are in the banking industry; no individual customer provides 10 percent or more of the Corporation's revenue, and total foreign assets, revenue, income before income taxes and net income comprise less than 10 percent of the Corporation's consolidated amounts.

14.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

      In accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," the Corporation is required to estimate the fair value of its financial instruments, as defined in the standard.

      For purposes of this disclosure, the estimated fair value of financial instruments with immediate and shorter-term maturities (generally 90 days or less) is assumed to be the same as the recorded book value. These instruments include the balance sheet lines captioned Cash and Due From Banks, Interest-Bearing Deposits, Federal Funds Sold and Resale Agreements, Customers' Liability on Acceptances, Short-Term Borrowings and Liability on Acceptances.

      Trading Account Securities are recorded on the balance sheet at fair value, which is based on quoted market prices.

      The recorded book and estimated fair values of other financial instruments were as follows:


                                    DECEMBER 31, 1994             DECEMBER 31, 1993
                                    -----------------             ------------------
                                  RECORDED     ESTIMATED        RECORDED     ESTIMATED
                                 BOOK VALUE   FAIR VALUE       BOOK VALUE   FAIR VALUE
                                 ----------   ----------       ----------   ----------
                                                    (IN THOUSANDS)

Financial assets:
  Investment Securities         $ 12,422,965  $ 12,195,728    $ 10,391,793  $ 10,802,287
  Loans and Leases, net of
    allowance                     28,794,613    28,596,466      25,127,762    25,471,167
  Interest Rate and Foreign
    Exchange Contracts:
    Risk Management                    1,636        23,204           2,731        18,443
    Customer Accommodation
      and Other                       59,836        59,836          40,021        40,021
  Commitments                             --           186              --         2,537
Financial liabilities:
  Deposits                      $(33,229,441) $(33,166,682)   $(29,821,107) $(29,925,028)
  Long-Term Debt                  (2,504,348)   (2,394,904)     (1,434,947)   (1,487,526)
  Interest Rate and Foreign
    Exchange Contracts:
    Risk Management                  (17,833)      (34,432)        (27,793)      (85,429)
    Customer Accommodation
      and Other                      (59,673)      (59,673)        (39,480)      (39,480)
  Commitments                        (13,968)      (14,555)        (16,582)      (18,258)

      Based on the valuation techniques discussed below, the excess of recorded book values over estimated fair values was $249 million at December 31, 1994. Estimated fair values do not recognize the potential earning power of the corporate franchise, including customer relationships, which are inseparable from related financial instruments. Franchise and relationship values are reflected, at least in part, in the market value of the Corporation's common stock, which at December 31, 1994, was $4.3 billion, or $976 million in excess of book value.

      Estimated fair values were determined as follows:

INVESTMENT SECURITIES

      Fair values are based on quoted market prices or dealer quotes.

LOANS AND LEASES

      The estimated fair value is determined by discounting contractual cash flows from the loans and leases using current lending rates for new loans with similar remaining maturities. The resulting value is reduced by an estimate of losses inherent in the portfolio.

Interest Rate And Foreign Exchange Contracts

      Risk management contracts are not recorded on the balance sheet. All other contracts are recorded on the balance sheet at their fair value. Estimated fair values are based on quoted market prices and rates, when available, or the amount the Corporation would receive or pay at current rates to terminate the contracts.

Deposit Liabilities

      The fair value of Demand, Savings, and Money Market Deposits with no defined maturity is, by definition, the amount payable on demand at the reporting date. The fair value of time deposits is estimated by discounting the future cash flows to be paid, using the current rates at which similar deposits with similar remaining maturities would be issued.

Long-Term Debt

      The fair value of the Corporation's long-term debt is based on quoted market prices, where available. If quoted market prices are not available, the fair value is estimated by discounting the future cash flows using the current rates at which similar debt could be issued.

Commitments

      The majority of commitments to extend credit and letters of credit would result in loans with a market rate of interest if funded. The fair value of these commitments are the fees that would be charged customers to enter into similar agreements with comparable pricing and maturity. The recorded book value of deferred fee income approximates the fair value. For fixed rate commitments and commitments to sell loans, the estimated fair value also considers the difference between current levels of interest rates and the committed rates.

15.  Restrictions on Cash Flows to The Parent Company

      National and state banking laws and regulations place certain restrictions on loans or advances made by the banking subsidiaries to members of an affiliated group, including the Parent, and also place restrictions on dividends paid by the subsidiary banks. In addition, the subsidiary banks may be restricted by the risk-based capital standards of the banking regulatory agencies. At December 31, 1994, net assets of the subsidiary banks totaled $3,543,958,000, of which approximately $2,574,558,000 was not available for dividends or loans.

      In 1995, bank subsidiaries may distribute to the Parent (in addition to their 1995 net income) approximately $601,967,000 in dividends without prior approval from bank regulatory agencies.

16.  Related Party Transactions

      Certain directors and officers of the Corporation, their families, and certain entities in which they have an ownership interest were customers of the Corporation in 1994 and 1993. Management believes all transactions with such parties, including loans and commitments, were in the ordinary course of business and at normal terms prevailing at the time, including interest rates and collateralization and did not represent more than normal risks. The amount of such loans attributable to persons who were related parties at December 31, 1994, was $77,556,000 at the beginning and $117,137,000 at the end of 1994.
During 1994, new loans to related parties totaled $701,348,000 and repayments aggregated $661,767,000.

17.  SUMMARY OF UNAUDITED QUARTERLY FINANCIAL INFORMATION

      The following quarterly financial information, in the opinion of management, fairly presents the results of operations for such periods.

                                                         1994 QUARTER                                 1993 QUARTER
                                                         ------------                                 ------------
                                              4TH        3RD        2ND        1ST        4TH        3RD        2ND        1ST
                                              ---        ---        ---        ---        ---        ---        ---        ---
                                                                 (IN MILLIONS EXCEPT PER SHARE DATA)

Net Interest Income                          $422.3     $414.8     $406.4     $381.3     $382.7     $395.2     $391.8     $388.5
Provision for Possible Credit Losses           20.1        7.9        8.6       15.5       19.8       24.9       35.1       39.9
Non-Interest Income                           136.3      136.6      133.9      138.7      156.1      141.1      143.2      145.0
Non-Interest Expenses                         327.1      322.5      332.3      322.3      345.0      329.6      321.6      325.6
                                             ------     ------     ------     ------     ------     ------     ------     ------
Income Before Income Taxes                    211.4      221.0      199.4      182.2      174.0      181.8      178.3      168.0
Income Tax Expense                             69.9       73.3       64.2       59.3       55.0       56.6       55.7       52.9
                                             ------     ------     ------     ------     ------     ------     ------     ------
Income Before Extraordinary Item and
  Accounting Change                          $141.5     $147.7     $135.2     $122.9     $119.0     $125.2     $122.6     $115.1
                                             ======     ======     ======     ======     ======     ======     ======     ======
Net Income                                   $141.5     $147.7     $135.2     $107.3     $119.0     $125.2     $122.6     $119.0
                                             ======     ======     ======     ======     ======     ======     ======     ======
Net Income Per Share (on Average
  Shares Outstanding)                        $ 0.91     $ 0.93     $ 0.84     $0.67*     $ 0.74     $ 0.77     $ 0.76     $0.74*
                                             ======     ======     ======     ======     ======     ======     ======     ======

* Net income per share before an extraordinary item and a change in accounting principle was $0.77 per share in the first quarter of 1994, and $0.71 per share in the first quarter of 1993.

18.  PARENT ONLY CONDENSED FINANCIAL STATEMENTS

      Following are condensed financial statements for NBD Bancorp, Inc. (Parent
Only).

NBD BANCORP, Inc. (PARENT ONLY) CONDENSED BALANCE SHEET
(in thousands)

                                                                 DECEMBER 31
                                                                 -----------
                                                              1994         1993
                                                              ----         ----

ASSETS:
  Cash and Due From Banks                                  $      555   $      750
  Interest Bearing Deposits Placed With Subsidiary                 --       13,930
  Resale Agreement with Subsidiary                             41,685      221,115
  Investment Securities Available-for-Sale                     17,875       13,731
  Notes Receivable from Subsidiaries                          356,090      515,888
  Investments in Subsidiaries (principally banks)           3,543,598    3,443,516
  Dividends Receivable from Subsidiary                         35,794       31,320
  Net Premises and Equipment                                   52,458       55,629
  Other Assets                                                 43,389       48,454
                                                           ----------   ----------
            Total Assets                                   $4,091,444   $4,344,333
                                                           ==========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Short-Term Borrowings                                    $   59,236   $  158,886
  Other Liabilities                                            94,665       90,863
  Long-Term Debt                                              646,000      845,985
                                                           ----------   ----------
            Total Liabilities                                 799,901    1,095,734
                                                           ----------   ----------
  Shareholders' Equity:
    Preferred Stock                                                --           --
    Common Stock                                              160,877      160,715
    Capital Surplus                                           638,652      634,167
    Retained Earnings                                       2,810,459    2,472,692
    Fair Value Adjustment on Investment Securities
      Available-for-Sale                                     (154,305)      (7,012)
    Accumulated Translation Adjustment                          6,942        4,384
    Deferred Compensation                                     (17,438)     (16,347)
    Less Treasury Stock                                      (153,644)          --
                                                           ----------   ----------
            Total Shareholders' Equity                      3,291,543    3,248,599
                                                           ----------   ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $4,091,444   $4,344,333
                                                           ==========   ==========

NBD BANCORP, Inc. (PARENT ONLY) CONDENSED STATEMENT OF INCOME
(in thousands)

                                                         FOR YEAR ENDED DECEMBER 31
                                                         --------------------------
                                                        1994        1993       1992
                                                        ----        ----       ----
OPERATING INCOME:
 Income from Subsidiaries:
  Dividends from Subsidiaries (principally
   banks)                                             $319,598    $250,935    $195,342
  Interest and Other                                    39,006      42,845      29,947
  Securities Gains                                          --       3,034          --
 Other Interest and Other Income                         1,226       1,054       1,333
                                                      --------    --------    --------
    Total Operating Income                             359,830     297,868     226,622
                                                      --------    --------    --------
OPERATING EXPENSES:
 Interest on Short-Term Borrowings                       5,284       4,864       6,198
 Interest on Long-Term Debt                             45,655      54,504      40,224
 Other                                                  22,625      24,042      23,922
                                                      --------    --------    --------
    Total Operating Expenses                            73,564      83,410      70,344
                                                      --------    --------    --------
INCOME BEFORE INCOME TAXES AND EQUITY IN
 UNDISTRIBUTED EARNINGS OF SUBSIDIARIES                286,266     214,458     156,278
 Income Tax Benefit                                     10,097      11,009      11,519
                                                      --------    --------    --------
INCOME BEFORE EQUITY IN UNDISTRIBUTED EARNINGS OF
 SUBSIDIARIES                                          296,363     225,467     167,797
 Equity in Undistributed Earnings of
  Subsidiaries Before Extraordinary Item and
  Cumulative Effect of Accounting Change               250,916     256,374     170,222
                                                      --------    --------    --------
INCOME BEFORE EXTRAORDINARY ITEM AND CUMULATIVE
 EFFECT OF ACCOUNTING CHANGE                           547,279     481,841     338,019
 Extraordinary Item (net of $4,162 income tax
  effect)                                               (7,730)         --          --
 Cumulative Effect of Accounting Change (net
  of $4,438 and $21,039 income tax effect for
  1994 and 1992, respectively)                          (7,885)      3,950     (37,885)
                                                      --------    --------    --------
NET INCOME                                            $531,664    $485,791    $300,134
                                                      ========    ========    ========

NBD BANCORP, Inc. (PARENT ONLY) CONDENSED STATEMENT OF CASH FLOWS
(in thousands)

                                                              FOR YEAR ENDED DECEMBER 31
                                                              --------------------------
                                                             1994        1993       1992
                                                             ----        ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                                               $ 531,664   $ 485,791   $ 300,134
 Adjustments to Reconcile Net Income to Net Cash
  Provided by Operations:
  Depreciation and Amortization                               8,922       8,632       8,118
  Securities Gains                                               --      (3,034)         --
  Extraordinary Item -- Redemption of Debt                    7,730          --          --
  Equity in Earnings of Subsidiaries                       (563,607)   (509,571)   (327,679)
  Cash Dividends Received from Subsidiaries                 311,071     226,896     190,573
  Decrease(Increase) in Interest Receivable                     575      (1,739)     (6,992)
  (Decrease)Increase in Accrued Operating
   Expenses                                                  (3,387)     (2,329)     11,979
  Other, net                                                 13,744       2,402       3,388
                                                          ---------   ---------   ---------
    Net Cash Provided by Operating Activities               306,712     207,048     179,521
                                                          ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Decrease(Increase) in Resale Agreements with
  Subsidiaries                                              179,430    (134,149)     38,446
 Purchase of Investment Securities
  Available-for-Sale                                        (10,247)         --          --
 Proceeds from Maturity of Investment Securities
  Available-for-Sale                                         10,084          --          --
 Purchase of Investment Securities Held-to-Maturity              --      (3,506)    (10,728)
 Proceeds from Sale of Investment Securities
  Held-to-Maturity                                               --       3,879          --
 Decrease(Increase) in Notes Receivable and Time
  Deposits Placed with Subsidiaries                         173,728     (10,272)   (370,943)
 Decrease in Loans and Leases                                    --       1,425       1,017
 Purchase of Premises and Equipment and Other
  Assets                                                       (683)     (4,154)     (4,370)
 Proceeds from Sale of Premises and Equipment
  and Other Assets                                              210       3,936         403
 Purchases and Net Capital Contributions in
  Subsidiaries                                                   --      26,006     (42,051)
                                                          ---------   ---------   ---------
    Net Cash Provided(Used) by Investing
     Activities                                             352,522    (116,835)   (388,226)
                                                          ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 (Decrease)Increase in Short-Term Borrowings                (99,650)    (25,552)     93,891
 Proceeds from the Issuance of Debt                              --     150,000     400,000
 Principal Payments on Long-Term Debt                            --     (30,000)        (15)
 Redemption of Long-Term Debt                              (208,734)         --          --
 Proceeds from Stock Option Exercises                         1,401       2,527       1,415
 Payments to Acquire Treasury Stock                        (166,606)    (13,369)   (134,222)
 Dividends Paid                                            (185,840)   (173,413)   (152,353)
                                                          ---------   ---------   ---------
    Net Cash (Used)Provided by Financing
     Activities                                            (659,429)    (89,807)    208,716
                                                          ---------   ---------   ---------
Net (Decrease)Increase in Cash and Due From Banks              (195)        406          11
Cash and Due From Banks -- Beginning of Period                  750         344         333
                                                          ---------   ---------   ---------
CASH AND DUE FROM BANKS -- END OF PERIOD                  $     555   $     750   $     344
                                                          =========   =========   =========
Other Cash Flow Disclosures:
 Interest Paid                                            $  55,163   $  59,555   $  35,966
 Income Tax Credit Realized                                  13,176      13,880      14,986

INDEPENDENT AUDITORS' REPORT
- ----------------------------


Shareholders and Board of Directors
NBD Bancorp, Inc.
Detroit, Michigan

      We have audited the accompanying consolidated balance sheet of NBD Bancorp, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NBD Bancorp, Inc. and subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

      As discussed in Note 1 to the consolidated financial statements, the Corporation adopted recently issued Statements of Financial Accounting Standards and, accordingly, changed its method of accounting for postemployment benefits in 1994, its method of accounting for investment securities and income taxes in 1993, and its method of accounting for postretirement benefits other than pensions in 1992.


[Sig]


DELOITTE & TOUCHE LLP
January 17, 1995
Detroit, Michigan

NBD BANCORP, INC.

SUPPLEMENTARY DATA
EARNINGS PER SHARE COMPUTATION
(in thousands except per share amounts)

                                                   FOR YEAR ENDED DECEMBER 31
                                                   --------------------------
                                                  1994        1993       1992
                                                  ----        ----       ----

PRIMARY:
  Net Income                                    $531,664    $485,791  $300,134
                                                ========    ========  ========
  Average Shares Outstanding                     158,480     160,568   160,304
  Adjustment:
    Shares Applicable to Common Stock Options        328         685       412
                                                --------    --------  --------
  Shares Applicable to Primary Earnings          158,808     161,253   160,716
                                                ========    ========  ========
FULLY DILUTED:
  Net Income                                    $531,664    $485,791  $300,134
  Adjustment:
    Interest on 7.25% Convertible Debentures       3,052      14,651    14,651
    Interest on 8.25% Convertible Debentures          --          --     1,105
    Tax Effect on Above                           (1,068)     (5,128)   (5,356)
                                                --------    --------  --------
    Net Adjustment                                 1,984       9,523    10,400
                                                --------    --------  --------
  Adjusted Net Income                           $533,648    $495,314  $310,534
                                                ========    ========  ========
  Average Shares Outstanding                     158,480     160,568   160,304
  Adjustment:
    Shares Applicable to Convertible Notes         1,315       6,579     7,478
    Shares Applicable to Common Stock Options        349         704     1,090
                                                --------    --------  --------
  Shares Applicable to Fully Diluted Earnings    160,144     167,851   168,872
                                                ========    ========  ========
NET INCOME PER SHARE:
Primary -- Net Income Per Share                    $3.35       $3.01     $1.87
                                                ========    ========  ========
Fully Diluted -- Net Income Per Share              $3.33       $2.95     $1.84
                                                ========    ========  ========

NBD Bancorp, Inc. Consolidated Balance Sheet
(in thousands except share data)

Assets
                                                           March 31     December 31     March 31
                                                            1995           1994           1994
                                                         ------------  ------------  ------------
Cash and Due From Banks................................  $ 2,788,541   $ 2,587,007   $ 2,421,942

Interest-Bearing Deposits..............................      653,945       630,688       612,284

Federal Funds Sold and Resale Agreements...............      121,625       399,725       316,544

Trading Account Securities.............................      125,362       122,135        93,555



Investment Securities (Note B):
 Available-for-Sale (At Fair Value)....................    4,250,057     4,814,252     4,285,088
 Held-to-Maturity (Fair Value of $7,343,626,
  $7,381,476 and $7,848,646, respectively).............    7,342,256     7,608,713     7,667,607
                                                         ------------  -----------   -----------
                                                          11,592,313    12,422,965    11,952,695
                                                         ------------  -----------   -----------

Loans and Leases (Net of Unearned Income of $181,620,
 $171,207 and $136,526, respectively):
 Commercial............................................   16,232,268    15,525,645    14,088,500
 Real Estate Construction..............................      856,762       817,452       765,715
 Residential Mortgage..................................    3,961,567     3,351,840     2,773,533
 Mortgages Held For Sale...............................       21,383        30,171        62,663
 Consumer..............................................    7,750,807     7,667,907     6,823,794
 Lease Financing.......................................      379,201       363,200       283,451
 Foreign...............................................    1,523,879     1,473,449     1,080,032
                                                         -----------   -----------   -----------
                                                          30,725,867    29,229,664    25,877,688

 Allowance For Possible Credit Losses (Note C).........     (458,157)     (435,051)     (423,410)
                                                         -----------   -----------    ----------
                                                          30,267,710    28,794,613    25,454,278



Net Premises and Equipment.............................      647,192       630,357       635,993

Customers' Liability on Acceptances....................      197,339       193,866       187,516

Other Assets...........................................    1,361,817     1,329,777     1,257,862
                                                         -----------   -----------   -----------
   Total Assets........................................  $47,755,844   $47,111,133   $42,932,669
                                                         ===========   ===========   ===========

Liabilities and Shareholders' Equity
                                                                               March 31        December 31        March 31
                                                                                 1995             1994              1994
                                                                             ------------      ------------     ------------
Deposits:
 Demand (Non-Interest Bearing)........................................       $  6,636,995     $  6,731,050      $  6,602,773
 Savings..............................................................          7,504,825        7,679,922         8,029,415
 Money Market Accounts................................................          4,940,018        4,959,816         5,431,509
 Time.................................................................          9,566,186        8,055,429         7,332,600
 Foreign Office.......................................................          2,912,675        5,803,224         2,779,319
                                                                             -------------    -------------     -------------
                                                                               31,560,699       33,229,441        30,175,616

Short-Term Borrowings.................................................          8,928,829        7,119,972         6,917,420
Liability on Acceptances..............................................            197,339          193,866           187,516
Accrued Expenses and Sundry Liabilities...............................            860,646          771,963           803,810
Long-Term Debt........................................................          2,703,335        2,504,348         1,583,608
                                                                             -------------    -------------     -------------
      Total Liabilities...............................................         44,250,848       43,819,590        39,667,970
                                                                             -------------    -------------     -------------

Shareholders' Equity:

 Series A Preferred Stock - Par Value $1, Stated  Value $50...........                  -                -                 -
                              March 31      December 31     March 31
    No. of Shares               1995          1994            1994
    ---------------          -----------   ------------    -----------
    Authorized.....             460,000       460,000         460,000
    Issued.........                   -             -               -
 Preferred Stock - No Par Value.......................................                  -                -                 -
                              March 31      December 31     March 31
    No. of Shares               1995          1994            1994
    ---------------          -----------   ------------   ------------
    Authorized.....           10,000,000    10,000,000     10,000,000
    Issued.........                    -             -              -
 Common Stock - Par Value $1..........................................            160,883          160,877           160,872
                              March 31      December 31     March 31
    No. of Shares               1995          1994            1994
    ---------------          ------------  ------------   ------------
    Authorized.....          500,000,000   500,000,000    500,000,000
    Issued.........          160,883,008   160,876,819    160,872,446

 Capital Surplus......................................................            533,576          545,717           546,969
 Retained Earnings....................................................          2,990,430        2,903,394         2,624,608
 Fair Value Adjustment on Investment Securities
    Available-for-Sale (Note B).......................................            (78,559)        (154,305)          (53,753)
 Accumulated Translation Adjustment...................................              9,618            6,942             5,122
 Deferred Compensation................................................            (22,131)         (17,438)          (19,119)
 Treasury Stock (2,854,769 and 4,968,147 shares, respectively)........            (88,821)        (153,644)                -
                                                                             -------------    -------------     ------------
    Total Shareholders' Equity........................................          3,504,996        3,291,543         3,264,699
                                                                             -------------    -------------     ------------

          Total Liabilities and Shareholders' Equity..................       $ 47,755,844     $ 47,111,133      $ 42,932,669
                                                                             =============    =============     ============

NBD Bancorp, Inc. Consolidated Statement of Income
(in thousands except per share data)

                                                                      Quarter Ended
                                                                        March 31
                                                                  ---------------------
                                                                    1995        1994
                                                                  ---------   ---------
Interest Income:
 Loans and Leases (including fees)...........................      $647,220   $462,061
 Investment Securities:
  Taxable....................................................       183,726    138,946
  Non-Taxable................................................        23,969     25,339
 Trading Account Securities..................................         1,788        884
 Federal Funds Sold and Resale Agreements....................         4,111        949
 Interest-Bearing Deposits...................................        11,274      7,000
                                                                  ---------   ---------
  Total Interest Income......................................       872,088    635,179
                                                                  ---------   ---------
Interest Expense:
 Deposits....................................................       292,575    183,539
 Short-Term Borrowings.......................................       115,721     45,373
 Long-Term Debt..............................................        43,100     25,007
                                                                  ---------   ---------
  Total Interest Expense.....................................       451,396    253,919
                                                                  ---------   ---------

Net Interest Income..........................................       420,692    381,260
 Provision For Possible Credit Losses........................        20,096     15,460
                                                                  ---------   ---------
Net Interest Income After Provision
 For Possible Credit Losses..................................       400,596    365,800
                                                                  ---------   ---------
Non-Interest Income:
 Trust Fees..................................................        38,511     38,110
 Service Charges on Deposit Accounts.........................        40,107     40,979
 Credit Card Fees............................................         9,516      8,377
 Securities Gains............................................         1,376        390
 Other.......................................................        46,220     50,894
                                                                  ---------   ---------
  Total Non-Interest Income..................................       135,730    138,750
                                                                  ---------   ---------
Non-Interest Expenses:
 Compensation:
  Salaries...................................................       135,090    133,459
  Benefits...................................................        42,207     43,289
                                                                  ---------   ---------
    Total Compensation.......................................       177,297    176,748
 Net Occupancy...............................................        30,407     30,081
 Equipment Rentals, Depreciation and Maintenance.............        23,214     21,954
 FDIC and Other Regulatory Assessments.......................        16,607     16,675
 Amortization of Intangibles.................................         7,504      6,524
 Other.......................................................        68,442     70,337
                                                                  ---------   ---------
    Total Non-Interest Expenses..............................       323,471    322,319
                                                                  ---------   ---------

Income before Income Taxes...................................       212,855    182,231
 Income Tax Expense (Including tax effect of $472 and $149,
  respectively, on securities sales).........................        71,964     59,355
                                                                  ---------   ---------
Income before Extraordinary Item and Cumulative
 Effect of Accounting Change.................................       140,891    122,876
 Extraordinary Item (net of income tax effect) (Note E)......             -     (7,730)
 Cumulative Effect of Accounting Change (net of
  income tax effect) (Note A)................................             -     (7,885)
                                                                  ---------   ---------
Net Income...................................................      $140,891   $107,261
                                                                  =========   =========

Net Income Per Share (on average shares outstanding):
 Income before Extraordinary Item and Cumulative
  Effect of Accounting Change................................         $0.88      $0.77
 Extraordinary Item (net of income tax effect)...............             -      (0.05)
 Cumulative Effect of Accounting Change (net of
  income tax effect).........................................             -      (0.05)
                                                                  ---------   ---------
Net Income Per Share.........................................         $0.88      $0.67
                                                                  =========   =========

NBD Bancorp, Inc. Consolidated Statement of Shareholders' Equity
(in thousands except share data)

                                                                          Quarter Ended
                                                                            March 31
                                                                   ---------------------------
                                                                      1995           1994
                                                                   ------------   ------------
Preferred Stock:

 Balance, Beginning and End of Period..........................    $         -    $         -
                                                                   ------------   ------------
Common Stock:
 Balance, Beginning of Period..................................        160,877        160,715
  Acquisition of Subsidiary Bank...............................            270              -
  Cancellation of Shares Held in Treasury......................           (270)             -
  Other........................................................              6            157
                                                                   ------------   ------------
 Balance, End of Period........................................        160,883        160,872
                                                                   ------------   ------------
Capital Surplus:
 Balance, Beginning of Period..................................        545,717        541,232
  Acquisition of Subsidiary Bank...............................         (6,323)             -
  Cancellation of Shares Held in Treasury......................         (8,130)             -
  Other........................................................          2,312          5,737
                                                                   ------------   ------------
 Balance, End of Period........................................        533,576        546,969
                                                                   ------------   ------------
Retained Earnings:
 Balance, Beginning of Period..................................      2,903,394      2,565,627
  Net Income...................................................        140,891        107,261
  Cash Dividends Declared on Common Stock
   ($.33 and $.30 per share, respectively).....................        (53,855)       (48,280)
                                                                   ------------   ------------
 Balance, End of Period .......................................      2,990,430      2,624,608
                                                                   ------------   ------------
Fair Value Adjustment on Investment Securities
 Available-for-Sale:
 Balance, Beginning of Period..................................       (154,305)        (7,012)
  Change in Fair Value (net of tax)............................         75,746        (46,741)
                                                                   ------------   ------------
 Balance, End of Period........................................        (78,559)       (53,753)
                                                                   ------------   ------------
Accumulated Translation Adjustment:
 Balance, Beginning of Period..................................          6,942          4,384
  Translation Gain (net of tax)................................          2,676            738
                                                                   ------------   ------------
 Balance, End of Period........................................          9,618          5,122
                                                                   ------------   ------------
Deferred Compensation:
 Balance, Beginning of Period..................................        (17,438)       (16,347)
  Awards Granted...............................................         (4,813)        (6,378)
  Amortization of Deferred Compensation........................          2,337          3,301
  Other........................................................         (2,217)           305
                                                                   ------------   ------------
 Balance, End of Period........................................        (22,131)       (19,119)
                                                                   ------------   ------------
Treasury Stock:
 Balance, Beginning of Period..................................       (153,644)             -
  Purchase of Common Stock (3,294,502 shares in 1995)..........       (102,493)        (3,822)
  Acquisition ofSubsidiary Bank (4,963,433 shares).............        153,501              -
  Cancellation of Shares Held in Treasury......................          8,400              -
  Other........................................................          5,415          3,822
                                                                   ------------   ------------
 Balance, End of Period........................................        (88,821)             -
                                                                   ------------   ------------
Total Shareholders' Equity, End of Period......................     $3,504,996     $3,264,699
                                                                   ============   ============

NBD Bancorp, Inc. Consolidated Statement of Cash Flows
(in thousands)

                                                                                        Three Months Ended
                                                                                             March 31
                                                                                    ---------------------------
                                                                                       1995           1994
                                                                                    ------------   ------------
Cash Flows from Operating Activities:

 Net Income.....................................................................    $   140,891    $   107,261
 Adjustments to Reconcile Net Income to Net Cash Provided by Operations:
  Depreciation and Amortization.................................................         27,084         25,512
  Provision for Possible Credit Losses..........................................         20,096         15,460
  Securities Gains..............................................................         (1,376)          (390)
  Extraordinary Item - Redemption of Debt.......................................              -          7,730
  Increase in Interest Receivable...............................................        (43,696)       (21,869)
  Increase in Current Income Taxes Payable......................................         64,552         31,868
  (Increase)Decrease in Accrued Expenses........................................         11,088        (64,651)
  (Increase)Decrease in Trading Account Investments.............................         (3,032)        16,172
  Decrease in Mortgages Held for Sale...........................................          8,788        193,239
  Other, net....................................................................        (11,129)         5,236
                                                                                    ------------   ------------
    Net Cash Provided by Operating Activities...................................        213,266        315,568
                                                                                    ------------   ------------

Cash Flows from Investing Activities:
 (Increase)Decrease in Interest-Bearing Deposits................................         (7,467)       112,098
 Decrease(Increase) in Federal Funds Sold and Resale Agreements.................        278,100        (34,063)
 Purchase of Investment Securities Available-for-Sale...........................       (590,089)    (1,201,731)
 Proceeds from Maturity or Call of Investment Securities Available-for-Sale.....        377,216        579,866
 Proceeds from Sale of Investment Securities Available-for-Sale.................      1,251,206         44,889
 Purchase of Investment Securities Held-to-Maturity.............................        (11,936)    (1,664,381)
 Proceeds from Maturity or Call of Investment Securities Held-to-Maturity.......        274,944        601,114
 Increase in Loans and Leases...................................................       (935,112)      (523,066)
 Proceeds from Sale of Loan Portfolios..........................................          6,003              -
 Purchase of Premises and Equipment and Other Assets............................        (22,501)      (222,627)
 Proceeds from Sale of Premises and Equipment and Other Assets..................         10,644         19,294
 Net Cash Acquired in Purchase of Subsidiaries..................................         17,290              -
                                                                                    ------------   ------------
   Net Cash Provided(Used) by Investing Activities..............................        648,298     (2,288,607)
                                                                                    ------------   ------------

Cash Flows from Financing Activities:
 (Decrease)Increase in Deposits.................................................     (2,500,350)       334,733
 Increase in Short-Term Borrowings..............................................      1,796,666      1,560,986
 Proceeds from the Issuance of Long-Term Debt...................................        250,000        350,000
 Principal Payments on Long-Term Debt...........................................        (50,340)          (573)
 Redemption of Long-Term Debt...................................................              -       (208,734)
 Proceeds from Stock Option Exercises...........................................            460            132
 Payments to Acquire Treasury Stock.............................................       (102,493)        (3,822)
 Dividends Paid.................................................................        (53,147)       (43,411)
                                                                                    ------------   ------------
   Net Cash (Used)Provided by Financing Activities..............................       (659,204)     1,989,311
                                                                                    ------------   ------------

Effect of Exchange Rate Changes on Cash and Due From Banks......................           (826)           (24)
                                                                                    ------------   ------------

Net Increase in Cash and Due From Banks.........................................        201,534         16,248
Cash and Due From Banks - Beginning of Period...................................      2,587,007      2,405,694
                                                                                    ------------   ------------
Cash and Due From Banks - End of Period.........................................    $ 2,788,541    $ 2,421,942
                                                                                    ============   ============


Other Cash Flow Disclosures:
 Interest Paid..................................................................    $   452,466    $   328,523
 State and Federal Taxes Paid...................................................          7,412         23,048

                  Notes to Consolidated Financial Statements
                  ------------------------------------------


Note A - Accounting Policies
- ----------------------------


Accounting policies of NBD Bancorp, Inc. and its subsidiaries (the Corporation) are described below.

      Basis of Presentation:

      The unaudited consolidated financial statements as of and for the three months ended March 31, 1995 and 1994, are prepared in conformity with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation have been included. These financial statements should be read in conjunction with the consolidated financial statements included in the Corporation's Form 10-K Annual Report for the year ended December 31, 1994.

      The Corporation has adopted Statement of Financial Accounting Standard
      (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," effective January 1, 1995. These statements require that an impaired loan be measured based on the present value of the expected future cash flows discounted at the loan's effective interest rate, the observable market price of the loan or the fair value of the collateral if the loan is collateral dependent. The adoption of these statements did not have an impact on the Corporation's financial statements.

      The Corporation has adopted SFAS No. 112, "Employers' Accounting For Postemployment Benefits," effective January 1, 1994. This statement requires the accrual of benefits provided to former or inactive employees after employment but before retirement. The cumulative effect of adopting SFAS No. 112 was a charge of $12,323,000 ($7,885,000 net of income taxes).

      Consolidation:

      The consolidated financial statements of the Corporation include the accounts of its subsidiaries, principally NBD Bank (Michigan). All material inter-company accounts and transactions have been eliminated. Investments in unconsolidated affiliates in which ownership is at least 20 percent are accounted for by the equity method and are reported in "Other Assets."

      Securities:

      In accordance with SFAS No. 115, Investment Securities are accounted for as follows: (a) Debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as Held-to- Maturity and reported at amortized cost; (b) Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as Trading and reported at fair value, with realized and unrealized gains and losses included in Other Non-Interest Income; and (c) Debt and equity securities not classified as Held-to- Maturity or Trading are classified as Available-for-Sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders' equity, net of tax.

             Notes to Consolidated Financial Statements (cont'd.)

      Gains and losses realized on the sale of Investment Securities are determined on the specific identification method and included in Securities Gains(Losses).

      Loans:

      Loans are generally reported at the principal amount outstanding, net of unearned income. Non-refundable loan origination and commitment fees, and certain costs of origination, are deferred and either included in interest income over the term of the related loan or commitment or, if the loan is held for sale, included in Other Non-Interest Income when the loan is sold.

      Mortgages Held For Sale are valued at the lower of aggregate cost or fair value. Unrealized losses, as well as realized gains or losses, are included in Other Non-Interest Income.

      Interest income on loans is accrued as earned. Except for consumer loans, loans are placed on non-accrual status and previously accrued but unpaid interest is reversed against current period interest income when collectibility of principal or interest is considered doubtful, payment of principal or interest is 90 days or more past due, or the loan is completely or partially charged off. Interest income on loans considered doubtful or 90 days or more past due is recorded as collected. Collections of principal and interest on charged-off loans are applied in the following sequence: (1) as a reduction of remaining principal balance; (2) as recovery of principal charged off; and (3) as interest income.

      Consumer loans are not placed on a non-accrual status because they are generally charged off when 120 days to 150 days past due. Accrued but unpaid interest is reversed against current period interest income when the loan is charged off.

      Allowance for Possible Credit Losses:

      The Allowance is maintained at a level considered by management to be adequate to provide for probable loan and lease losses inherent in the portfolio. Management's evaluation is based on a continuing review of the loan and lease portfolio and includes consideration of the actual loan and lease loss experience, the present and prospective financial condition of borrowers, the balance of the loan and lease portfolio, industry and country concentrations within the portfolio and general economic conditions.

      Income Taxes:

      The Corporation accounts for income taxes in accordance with SFAS No. 109, which requires an asset and liability approach to accounting and reporting for income taxes. Under this approach, current and deferred income taxes payable and refundable are remeasured annually using provisions of then enacted tax laws and rates. SFAS No. 109 also specifies the criteria for recognition and measurement of deferred income tax benefits.

             Notes to Consolidated Financial Statements (cont'd.)


      Income Per Share:

      Per share amounts are based on the weighted average number of shares outstanding throughout the period adjusted for the assumed exercise of stock options.

                                           Quarter Ended
                                             March 31
                                      -------------------------
                                         1995          1994
                                      -----------   -----------
  Average Shares Outstanding.......   159,463,677   161,099,451

Note B - Investment Securities
- ------------------------------

The following is a summary of the amortized cost and fair value of Investment Securities Available-for-Sale and Held-to-Maturity at March 31, 1995:

                                                       Investment Securities Available-for-Sale
                                                   --------------------------------------------------

                                                                   Gross        Gross
                                                     Amortized   Unrealized   Unrealized    Fair
                                                       Cost        Gains        Losses     Value
                                                   ------------ ------------ -----------  -----------
                                                                      (in thousands)

U.S. Treasury...................................   $   525,394   $     2,707  $     143    $   527,958
U.S. Government Agencies:
  Mortgage-backed Securities.....................    1,801,590           656      55,110     1,747,136
  Collateralized Mortgage Obligations............    1,394,722         5,080      28,201     1,371,601
 Other..........................................       206,790           144         358       206,576
States and Political Subdivisions...............        90,453           112         137        90,428
Collateralized Mortgage Obligations(a)..........       103,540           359         140       103,759
Other...........................................       250,236           516      48,153       202,599
                                                   ------------  ------------ -----------  ------------
  Total.........................................   $ 4,372,725   $     9,574  $  132,242   $ 4,250,057
                                                   ============  ============ ===========  ============

                                                       Investment Securities Held-to-Maturity
                                                   --------------------------------------------------
                                                                   Gross        Gross
                                                     Amortized   Unrealized   Unrealized    Fair
                                                       Cost        Gains        Losses     Value
                                                   ------------ ------------ ------------  ----------
                                                                      (in thousands)

U.S. Treasury...................................   $   517,869  $      782   $    5,152    $   513,499
U.S. Government Agencies:
  Mortgage-backed Securities.....................    5,449,913      77,274      134,186      5,393,001
  Other..........................................        8,305           6          145          8,166
States and Political Subdivisions...............     1,365,669      69,887        7,098      1,428,458
Other...........................................           500           2            -            502
                                                   ------------ -----------  -----------   ------------
  Total.........................................   $ 7,342,256  $  147,951   $  146,581    $ 7,343,626
                                                   ===========  ===========  ===========   ============

(a) All of the Collateralized Mortgage Obligations of private issuers have underlying collateral consisting of obligations of U.S. Government Agencies.

             Notes to Consolidated Financial Statements (cont'd.)

The following is a summary of the amortized cost and fair value of Investment Securities Available-for-Sale and Held-to-Maturity at December 31, 1994:

                                                          Investment Securities Available-for-Sale
                                                   -------------------------------------------------------
                                                                       Gross         Gross
                                                    Amortized       Unrealized    Unrealized       Fair
                                                      Cost             Gains        Losses        Value
                                                   ------------    ------------  ------------  -----------
                                                                         (in thousands)
U.S. Treasury.................................     $   505,540      $       96   $      592    $   505,044
U.S. Government Agencies:
 Mortgage-backed Securities...................       2,655,673               4       160,195     2,495,482
 Collateralized Mortgage Obligations..........       1,461,321           4,940        45,974     1,420,287
 Other........................................          22,916           1,267             3        24,180
States and Political Subdivisions.............          76,586              33           363        76,256
Collateralized Mortgage Obligations(a)........         111,351              76           936       110,491
Other.........................................         222,931             459        40,878       182,512
                                                   ------------     -----------  ------------  ------------
  Total.......................................     $ 5,056,318      $    6,875   $   248,941   $ 4,814,252
                                                   ============     ===========  ============  ============

                                                          Investment Securities Held-to-Maturity
                                                   -------------------------------------------------------
                                                                       Gross         Gross
                                                    Amortized       Unrealized    Unrealized       Fair
                                                      Cost             Gains        Losses        Value
                                                   ------------    ------------  ------------  -----------
                                                                         (in thousands)
U.S. Treasury.................................     $   519,656     $       225   $    13,145   $   506,736
U.S. Government Agencies:
 Mortgage-backed Securities...................       5,664,739          45,612       282,356     5,427,995
 Other........................................           8,420               6           145         8,281
States and Political Subdivisions.............       1,415,398          46,182        23,626     1,437,954
Other.........................................             500              10             -           510
                                                   ------------    ------------  ------------  ------------
  Total.......................................     $ 7,608,713     $    92,035   $   319,272   $ 7,381,476
                                                   ============    ============  ============  ============

(a) All of the Collateralized Mortgage Obligations of private issuers have underlying collateral consisting of obligations of U.S. Government Agencies.




Note C - Allowance For Possible Credit Losses
- ---------------------------------------------

The Corporation has adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," effective January 1, 1995. Under these statements, a loan is considered impaired when it is probable that all amounts due will not be collected according to the contractual terms of the loan agreement. The statements require that an impaired loan be measured based on the present value of the expected future cash flows discounted at the loan's effective interest rate, the observable market price of the loan or the fair value of the collateral if the loan is collateral dependent.

Nonperforming Loans are defined by the Corporation to include loans on which interest is not being accrued, and restructured loans where interest rates have been renegotiated at below market rates. Nonperforming loans totaled $166,746,000 at March 31, 1995, and $180,041,000 at January 1, 1995.

             Notes to Consolidated Financial Statements (cont'd.)

For purposes of calculating an impairment reserve in accordance with SFAS No. 114, the Corporation considers all nonperforming loans as meeting the statements' definition of impaired. Large balance nonperforming loans (generally those with balances of $1 million or more) accounted for $118,743,000, or 71 percent, of total nonperforming loans at March 31, 1995, and $148,942,000, or 83 percent, at January 1, 1995, and were individually evaluated to determine a reserve for impairment. The impairment reserve included in the Allowance for Possible Credit Losses balances disclosed below amounted to $1,721,000 at March 31, 1995, and $535,000 at January 1, 1995. Other nonperforming loans were collectively evaluated for impairment, along with the performing loan and lease portfolio.

The average balance of nonperforming loans was $169,383,000 for the three months ended March 31, 1995. Interest income recognized during the time the loans were impaired was $2,564,000 (of which $2,464,000 was recorded on a cash basis).

The changes in the Allowance for Possible Credit Losses are summarized below:

                                           Quarter Ended
                                             March 31
                                       ----------------------
                                         1995         1994
                                       ----------  ----------
                                           (in thousands)

Balance, Beginning of Period........   $ 435,051    $423,030
 Provision..........................      20,096      15,460

 Charge-offs........................     (19,239)    (31,044)
 Recoveries.........................      19,743      15,674
                                       ----------  ----------
  Net (Charge-offs)Recoveries.......         504     (15,370)

 Acquisition and Other..............       2,506         290
                                       ----------  ----------
  Balance, End of Period............    $458,157    $423,410
                                       ==========  ==========


Note D - Assets Pledged
- -----------------------

Assets, principally Investment Securities, carried at approximately $6,587,596,000 were pledged at March 31, 1995, to secure public deposits (including deposits of $44,206,000 of the Treasurer, State of Michigan), repurchase agreements and for other purposes required by law.


Note E - Extraordinary Item
- ----------------------------

On March 15, 1994, an extraordinary item charge of $7,730,000 (net of income taxes) was incurred, representing the premium paid and unamortized issuance costs related to the Corporation's call and redemption of the $199,985,000 7.25% Convertible Subordinated Debentures Due 2006.


Note F - Other Commitments and Contingent Liabilities
- ------------------------------------------------------

In the normal course of business the Corporation and its subsidiaries have various outstanding commitments and contingent liabilities, including guarantees, commitments to extend credit, foreign exchange futures contracts, etc., which are not reflected in the financial statements. Management does not anticipate any material loss as a result of these transactions.

The Corporation is a defendant in various legal proceedings arising in the normal course of business. In the opinion of management, based on the advice of legal counsel, the ultimate resolution of these proceedings will not have a material effect on the Corporation's financial position.

Outstanding standby letters of credit at March 31, 1995, totaled approximately $2,126,000,000.